UNITED STATES SECURITY AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

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Endo International plc
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Endo International plc 33 Fitzwilliam Square Dublin 2
endo.com

Dear Fellow Endo International plc Shareholder:

It is my pleasure to invite you to the Annual General Meeting of Shareholders of Endo International plc (the Company), which will be held on June 10, 2014 at 10:00 a.m., local time, at The Westbury Hotel, Grafton Street, Dublin 2, Ireland.

At the meeting, we will be electing nine members of our Board of Directors, voting to approve the selection of Deloitte & Touche as our independent auditor and authorize the audit committee of the Board of Directors to determine the auditors’ remuneration, conducting an advisory vote on the compensation of our named executive officers and voting to approve the Amended and Restated Employee Stock Purchase Plan. In addition to these formal items of business, we will report on our Company’s performance.

We look forward to seeing you at the Annual General Meeting should you be able to attend.

Your vote is important. Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement and vote your shares. Please vote by promptly completing and returning your proxy by internet, by mail or by attending the Annual General Meeting and voting in person by ballot. You may revoke your proxy at any time before it is exercised as explained in this Proxy Statement.

Thank you for your continued interest in Endo.

Very truly yours,

RAJIV DE SILVA
President and Chief Executive Officer

Dublin, Ireland

April 29, 2014

Endo International plc,

Registered Office: 33 Fitzwilliam Square, Dublin 2.

Registered in Ireland: number – 534814

Directors: Roger Hartley Kimmel (USA), Rajiv Kanishka Liyanaarchchie De Silva (USA), John Joseph Delucca (USA), Arthur Joseph Higgins (USA), Nancy June Hutson (USA), Michael Hyatt (USA), William Patrick Montague (USA), Jill Deborah Smith (USA), William Frederick Spengler (USA).

Endo International plc 33 Fitzwilliam Square Dublin 2 Ireland
endo.com

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 10, 2014

Notice is hereby given that the 2014 Annual General Meeting of Shareholders (the Annual Meeting) of Endo International plc, an Irish public limited company, will be held on June 10, 2014 at 10:00 a.m., local time, at The Westbury Hotel, Grafton Street, Dublin 2, Ireland.

The purposes of the meeting are:

(1)	To elect nine directors, representing all of the members of the Board of Directors of the Company, to serve until the next Annual Meeting of Shareholders;

(2)

To approve the appointment of Deloitte & Touche as the Company’s independent auditors for the year ending December 31, 2014; and to authorize the Audit Committee of the Board of Directors to determine the Auditors’ remuneration;

(3)	To conduct an advisory vote on the compensation of our named executive officers;

(4)	To approve the Amended and Restated Employee Stock Purchase Plan; and

(5)	To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These proposals are ordinary resolutions requiring a simple majority of the votes cast at the meeting. For the purposes of the Company’s Articles of Association, Proposals 1 and 2 are deemed to be ordinary business and Proposals 3 and 4 are deemed to be special business. All proposals are more fully described in this proxy statement.

Only shareholders of record at the close of business on April 15, 2014 are entitled to notice of and to vote at the 2014 Annual Meeting and any adjournment thereof.

This year, we have elected to furnish proxy materials to our shareholders electronically, so that we can both provide our shareholders with the information they need and also reduce our costs of printing and delivery and the environmental impact of our Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Please vote by promptly completing and returning your proxy by internet, by mail or by attending the Annual Meeting and voting in person by ballot, so that whether you intend to be present at the Annual Meeting or not, your shares can be voted. Returning your proxy will not limit your rights to attend or vote at the Annual Meeting.

By order of the Board of Directors,

CAROLINE B. MANOGUE
Executive Vice President, Chief Legal Officer & Company Secretary

Dublin, Ireland

April 29, 2014

Endo International plc,

Registered Office: 33 Fitzwilliam Square, Dublin 2.

Registered in Ireland: number – 534814

Directors: Roger Hartley Kimmel (USA), Rajiv Kanishka Liyanaarchchie De Silva (USA), John Joseph Delucca (USA), Arthur Joseph Higgins (USA), Nancy June Hutson (USA), Michael Hyatt (USA), William Patrick Montague (USA), Jill Deborah Smith (USA), William Frederick Spengler (USA).

Proxy Statement for 2014 Annual General Meeting of Shareholders

IV

General Information

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Endo International plc, an Irish public limited company, of proxies to be voted at our 2014 Annual Meeting of Shareholders or Annual Meeting to be held on June 10, 2014, beginning at 10:00 a.m., local time. The Annual Meeting will be held at The Westbury Hotel, Grafton Street, Dublin 2, Ireland.

Endo International plc was incorporated in Ireland on October 31, 2013 as a private limited company and re-registered effective February 18, 2014 as a public limited company. It was established for the purpose of facilitating the business combination between Endo Health Solutions Inc. and Paladin Labs Inc. (Paladin). On February 28, 2014, pursuant to an arrangement agreement, dated November 5, 2013 Endo Health Solutions Inc. completed the acquisition of Paladin Labs Inc. in a stock and cash transaction. Contemporaneously with this transaction, each of Endo Health Solutions Inc. and Paladin Labs Inc. became indirect wholly owned subsidiaries of Endo International plc. As disclosed in our filings with the Securities and Exchange Commission, Endo International plc became the successor registrant to Endo Health Solutions Inc. on February 28, 2014.

In accordance with the rules of the Securities and Exchange Commission, we are furnishing our proxy materials (Proxy Statement for Annual Meeting, proxy card, 2013 Annual Report to Shareholders and 2013 Endo Health Solutions Inc. Form 10-K) by providing access to these materials electronically on the internet. As such, we are not mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, and our shareholders will not receive printed copies of the proxy materials unless they request this form of delivery. Printed copies will be provided upon request at no charge.

We are mailing a Notice of Meeting and Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our shareholders on or about April 29, 2014. This Notice of Internet Availability is in lieu of mailing the printed proxy materials, and contains instructions for our shareholders as to how they may: (1) access and review our proxy materials on the internet; (2) submit their proxy; and (3) receive printed proxy materials. Shareholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions in the Notice of Internet Availability. We believe that providing future proxy materials electronically will enable us to save costs associated with printing and delivering the materials and reduce the environmental impact of our annual meetings. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the shareholder elects to terminate it.

Unless otherwise indicated or the context otherwise requires, references in this proxy statement to “Endo,” “the Company,” “we,” “us,” and “our” refer to Endo International Plc and its consolidated subsidiaries, including its predecessor, Endo Health Solutions Inc., except that all such references prior the effective time of the Paladin Acquisition on February 28, 2014 are references to Endo Health Solutions Inc. and its consolidated subsidiaries. The disclosures in this proxy statement relating to the pre-Paladin Acquisition business of Endo Health Solutions Inc., as well as statements relating to pre-Paladin Acquisition compensation, board of director and corporate governance matters, unless noted as relating to Paladin Labs Inc. prior to the merger, pertain only to Endo Health Solutions Inc. In addition, references in this proxy statement to “shares,” or “stock” refer to Endo Health Solutions Inc.’s common stock, prior to the effective time of the Paladin Acquisition and to our ordinary shares, nominal value $0.0001 per share, from and since the effective time of the Paladin Acquisition.

Annual Meeting Admission

Shareholders must present a form of personal identification in order to be admitted to the Annual Meeting. For directions to the Annual Meeting, contact The Westbury Hotel at +353 (1) 646 3342.

No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting.

Shareholders Entitled to Vote

Holders of ordinary shares at the close of business on April 15, 2014 (the record date), are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 152,247,001 issued ordinary shares of Endo entitled to vote.

Each ordinary share is entitled to one vote on each matter properly brought before the Annual Meeting. Your proxy indicates the number of votes you have.

How to Vote if You Are a Shareholder of Record

Your vote is important. Shareholders of record can vote by internet, by mail or by attending the Annual Meeting and voting in person by ballot as described below.

Vote by Internet

If you choose to vote by internet, visit www.proxyvote.com, enter the control number found on the Notice of Internet Availability and follow the steps outlined on the secure website.

Vote by Mail

You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. If you choose to vote by mail, simply complete your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Vote at the Annual Meeting

Voting by internet or mail will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

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All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you execute your proxy but do not give voting instructions, the shares represented by that proxy will be voted FOR each of the nominees for election as director, FOR the approval of the appointment of Deloitte & Touche as the Company’s independent auditors for the year ending December 31, 2014 and to authorize the Audit Committee of the Board of Directors to determine the auditors’ remuneration, FOR the approval, on an advisory basis, of the compensation to be paid to Endo’s named executive officers and FOR the approval of the ESPP.

Electronic Access to Investor Information

Endo’s Proxy Statement and other investor information are available on our Company’s website at www.endo.com, under “Investors”. You can also access the Investor page of our website by scanning the QR code to the right with your smartphone.

General Information on Voting and Required Vote

You are entitled to cast one vote for each ordinary share of Endo you own on the record date. Provided that a quorum is present, (1) in order for a nominee to be elected as a director, (2) the approval of the appointment of the Company’s independent auditor and the authorization of the Audit Committee of the Board of Directors to fix the Auditors’ remuneration (3) the approval, on an advisory basis, of the compensation to be paid to Endo’s named executive officers and (4) the approval of the ESPP will each require the majority of the votes cast at the Annual Meeting in person or by proxy.

The presence of the holders of a majority of the issued ordinary shares as of the record date entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Shares represented by a proxy marked “abstain” on any matter will be considered present at the Annual Meeting for purposes of determining a quorum. Abstentions will not be considered votes cast at the Annual Meeting. The practical effect of this is that abstentions are not voted in respect of these proposals. Shares represented by a proxy as to which there is a “broker non-vote” (for example, where a broker does not have the discretionary authority to vote the shares), will be considered present for the Annual Meeting for purposes of determining a quorum, and will not have any effect on the outcome of voting on the proposals.

All ordinary shares that have been properly voted and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you execute the proxy but do not give voting instructions, the ordinary shares represented by that proxy will be voted FOR each of the nominees for election as director, FOR the approval of the appointment of Deloitte & Touche as the Company’s independent auditors for the year ending December 31, 2014 and to authorize the audit committee of the Board of Directors to determine the auditors’ remuneration, FOR the approval, on an advisory basis, of the compensation to be paid to Endo’s named executive officers and FOR the approval of the ESPP.

Voting on Other Matters

If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date the Company began printing this Proxy Statement, no other matters had been raised for consideration at the Annual Meeting.

How You May Revoke or Change Your Vote

You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Company Secretary;
•	timely delivering a valid, later-dated proxy; or
•

attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor from the holder of record, to be able to vote at the meeting.

List of Shareholders

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our registered office at 33 Fitzwilliam Square, Dublin 2, Ireland.

Cost of Proxy Solicitation

The Company will pay for preparing, printing and mailing this Proxy Statement and we will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs of sending the proxy materials to our beneficial owners. We have also retained MacKenzie Partners, Inc. to assist in soliciting proxies. We will pay MacKenzie Partners, Inc. a base fee of approximately $15,000 plus reasonable out-of-pocket expenses for these services.

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Proposal 1: Election of Directors

The Board of Directors

The memorandum and articles of association of the Company provides that the number of directors of the Company shall be not less than five nor more than twelve, the exact number of which shall be fixed from time to the time by resolution of the Board of Directors or by a resolution adopted by holders of a majority of the Company’s ordinary shares. On September 27, 2012, the Board of Directors, or Board, fixed the number of directors at ten. As a result of the resignation of David B. Nash, M.D., M.B.A. on February 24, 2014, the Board adopted a resolution on February 28, 2014 to reduce the number of directors to nine.

Under the terms of the Company’s memorandum and articles of association, directors need not be shareholders of the Company or residents of Ireland. However, pursuant to the Stock Ownership Guidelines approved by the Board of Directors, each non-employee Director should, but is not required to have ownership of the Company’s ordinary shares equal in value to at least five times his or her current annual cash retainer to be achieved within five years of joining the Board, or in the case of non-employee Directors serving at the time the Ownership Guidelines were adopted, within five years of the date of the adoption, or December 10, 2015, as further described in the section titled “Common Stock Ownership Guidelines”. Directors are elected for a one-year term and shall retire from office unless re-elected by ordinary resolution at the next following annual general meeting. Non-employee Directors receive compensation for their services as determined by the Board of Directors. See “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS—2013 Compensation of Non-Employee Directors.” A vacancy on the Board, or a newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, even though less than a quorum remains. A director appointed to fill a vacancy remains a director until the next following annual general meeting or his or her earlier death, resignation or removal.

Currently, the Board of Directors consists of nine members. Currently serving as directors are Roger H. Kimmel, Rajiv De Silva, John J. Delucca, Arthur J. Higgins, Nancy J. Hutson, Ph.D., Michael Hyatt, William P. Montague, Jill D. Smith and William F. Spengler. On December 10, 2013, the Company announced that Joseph C. Scodari retired as a director of the Board of Directors effective December 31, 2013. Also on December 10, 2013, the Company appointed Arthur J. Higgins as a director of the Board, effective immediately. On February 24, 2014, Endo announced that David B. Nash, M.D., M.B.A. resigned from the Company’s Board of Directors effective immediately due to the imminent relocation of the Board’s work to Dublin, Ireland and his responsibilities as Dean of Jefferson School of Population Health. The Board adopted a resolution on February 28, 2014 to reduce the number of directors to nine and accordingly currently intends to continue with the current level of nine members. All of the current members are nominated by the Board of Directors of the Company for the election as directors of the Company.

The Board annually determines the independence of directors based on a review by the directors and the Nominating & Governance Committee. No director is considered independent unless the Board of Directors has determined that he or she has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with the NASDAQ Exchange listing guidelines. These standards are available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Nominating & Governance Committee.”

Members of the Audit, Compensation, and Nominating & Governance Committees must meet applicable independence tests of the NASDAQ.

The Board of Directors has affirmatively determined that eight of its nine current members are independent directors under the NASDAQ rules and regulations. The eight independent directors under the NASDAQ rules and regulations are Messrs. Kimmel, Delucca, Higgins, Hyatt, Montague, and Spengler, Dr. Hutson and Ms. Smith. If the nominees recommended by the Board of Directors are elected at the 2014 Annual Meeting, eight of the Company’s nine directors will be independent directors under the NASDAQ rules and regulations. Mr. De Silva is not independent due to his role as President and Chief Executive Officer.

On an annual basis and upon the nomination of any new director, the Nominating & Governance Committee and the Board review directors’ responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest. The Nominating & Governance Committee has determined that the eight non-employee directors currently serving are independent, and that the members of the Audit, Compensation, and Nominating & Governance Committees also meet the independence tests referenced above. Specifically, the Nominating & Governance Committee and the Board have determined that all non-employee directors have not had during the last three years (i) any of the relationships listed above or (ii) any other material relationship with the Company that would compromise his or her independence. The Nominating & Governance Committee recommended this determination to the Board of Directors and explained the basis for its decision, and this determination was adopted by the full Board.

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As of the date of this Proxy Statement, there are no material proceedings to which any director or executive officer of the Company, or any associate thereof, is a party that are adverse to the Company or any of its subsidiaries.

Between January 1, 2013 and December 31, 2013, the Board of Directors as a whole met 16 times and acted by written consent on 7 occasions. All members of the Board of Directors who are standing for election attended at least 75% of the Board meetings held during their respective terms and at least 75% of the combined meetings of the Committees of the Board of Directors on which they served in 2013.

Nominees

There are nine nominees for election as directors of the Company to serve until the 2015 Annual General Meeting of Shareholders of the Company or until his/her earlier death, resignation or removal. All of the nominees are currently serving as directors of the Company having been appointed to the Board of the Company on February 28, 2014 upon the completion of the Paladin Acquisition. In addition, all of the nominees were elected to the Board at the last annual meeting, with the exception of Mr. Higgins.

The proposed nominees for election as directors have confirmed that they are each willing to serve as directors of the Company. If, as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, an alternate nominee may be designated by the present Board of Directors to fill the vacancy.

Set forth below are summaries of the background, business experience and descriptions of the principal occupation of each of the Company’s current nominees for election as directors:

The Board believes that each of the Company’s directors is highly qualified to serve as a member of the Board and each has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Nominating & Governance Committee seeks candidates with certain qualities that it believes are important, including experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, those criteria and qualifications described in each director’s biography below and such other relevant factors that the Nominating & Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although not specified in the charter, the Committee also considers ethnicity and gender when selecting candidates so that additional diversity may be represented on the Board. Our directors are highly experienced and have diverse backgrounds and skills as well as extensive track records of success in what we believe are highly relevant positions. A number of our directors also have served as directors of Endo Health Solutions Inc. for many years and the Company benefits from their knowledge of our history, operations and corporate philosophy. The Board believes that each director’s service as the Chairman, Vice Chairman, President and Chief Executive Officer, Executive Vice President & Chief Financial Officer or Senior Executive of significant companies has provided the directors with skills that are important to serving on our Board.

ROGER H. KIMMEL, 67, is Chairman of the Board of Endo and is Chairman of Endo’s Nominating & Governance Committee, a member of Endo’s Transactions Committee and an alternate member of Endo’s Audit Committee and Operations Committee. Mr. Kimmel became Chairman of the Board upon the retirement of founder Carol A. Ammon on May 30, 2007. Mr. Kimmel became a Director of Endo following its merger with Algos in July 2000. Mr. Kimmel has been Vice Chairman of Rothschild Inc., an investment banking firm, since January 2001. Previously, Mr. Kimmel was a partner of the law firm Latham & Watkins for more than five years. Mr. Kimmel is also a Director of PG&E Corporation, a public energy-based holding company. Mr. Kimmel has been Chairman of the Board of Trustees of the University of Virginia Law School Foundation (not-for-profit) since January 2009. He has been a public speaker on corporate governance issues and private equity transactions. Mr. Kimmel brings knowledge of the Company’s business, history and culture to the Board and the Chairman position. Through his experiences as Vice Chairman of an international investment banking firm and as a former corporate lawyer, Mr. Kimmel brings a unique skill set to the Board, including leadership capabilities, business strategy insight, risk management skills, mergers and acquisition, corporate finance, international business and legal expertise. Mr. Kimmel also has extensive corporate governance experience from his services on other company boards, his investment banking advisory roles, and his previous legal experience.

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RAJIV DE SILVA, 47, is President, Chief Executive Officer and a Director of Endo. Prior to joining Endo in March 2013, Mr. De Silva served as the President of Valeant Pharmaceuticals International, Inc. from October 2010 to January 2013 and served as its Chief Operating Officer, Specialty Pharmaceuticals from January 2009 until January 2013. He was responsible for all specialty pharmaceutical operations, including sales and marketing, research and development, manufacturing and business development. He has broad international experience, having managed businesses in the United States, Europe, Canada, Latin America, Asia, South Africa and Australia/New Zealand. Prior to joining Valeant, Mr. De Silva held various leadership positions with Novartis. He served as President of Novartis Vaccines USA and Head, Vaccines of the Americas at Novartis. During this time, he played a key leadership role at Novartis’ Vaccines & Diagnostics Division. Mr. De Silva also served as President of Novartis Pharmaceuticals Canada. He originally joined Novartis as Global Head of Strategic Planning for Novartis Pharma AG in Basel, Switzerland. Prior to his time at Novartis, Mr. De Silva was a Principal at McKinsey & Company and served as a member of the leadership group of its Pharmaceuticals and Medical Products Practice. Mr. De Silva was a Director of AMAG Pharmaceuticals, Inc., a public specialty pharmaceutical company, and is currently a Member of the Board of Trustees at Kent Place School in Summit, NJ. He holds a Bachelor of Science in Engineering, Honors from Princeton University, a Master of Science from Stanford University and a Master of Business Administration with Distinction from the Wharton School at the University of Pennsylvania.

JOHN J. DELUCCA, 71, has been a member of the Board of Directors since 2006 and is the Chairman of Endo’s Audit Committee and is an alternate member of Endo’s Compensation Committee. Mr. Delucca was Executive Vice President and Chief Financial Officer of the REL Consultancy Group, a business consulting firm, until his retirement in 2004. Prior to that, he served as Chief Financial Officer and Executive Vice President, Finance & Administration, of Coty, Inc., a fragrance and beauty products company, from 1999 to 2002. From 1993 to 1999, he was Senior Vice President and Treasurer of RJR Nabisco, Inc. During his career, he also served in executive positions for Hascoe Associates, Inc., The Lexington Group, the Trump Group, International Controls Corp., and Textron, Inc. Mr. Delucca is currently a Non-Executive Director and chairs the Audit Committee of The Elliot Company, an industrial manufacturer. He previously served as a Non-Executive Director and a member of the Audit Committee and Governance and Nominating Committee of Tier Technologies, Inc., a publicly traded payment solutions company. Mr. Delucca had also served as a Non-Executive Director and Chair of the Audit Committee and a member of the Compensation Committee of Germany-based Elster Group. Through his senior executive roles and financial experience at various organizations, Mr. Delucca has expertise in financial analysis, financial statements, evaluation of business strategies, and contributes to the Board valuable leadership and risk management skills. Mr. Delucca also has extensive corporate governance experience from his services, both current and historical, on other company boards.

ARTHUR J. HIGGINS, 58, was appointed to the Board of Directors in December 2013 and is a member of Endo’s Compensation Committee, Operations Committee and Transactions Committee. He is currently a Senior Advisor to Blackstone Healthcare Partners, the dedicated healthcare team of The Blackstone Group, where he focuses on product-based healthcare acquisitions. Mr. Higgins was Chairman of the Board of Management of Bayer HealthCare AG, and Chairman of the Bayer HealthCare Executive Committee. Prior to joining Bayer HealthCare in 2004, Mr. Higgins served as Chairman, President and CEO of Enzon Pharmaceuticals, Inc. from 2001 to 2004. Prior to joining Enzon Pharmaceuticals, Mr. Higgins spent 14 years with Abbott Laboratories, including serving as President of the Pharmaceutical Products Division from 1998 to 2001. Mr. Higgins currently serves on the Boards of Ecolab, Inc. and Zimmer Holdings, Inc., public companies in the healthcare field. He is a past member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA), of the Council of the International Federation of Pharmaceutical Manufacturers and Associations (IFPMA) and President of the European Federation of Pharmaceutical Industries and Associations (EFPIA). Mr. Higgins’ years of experience in the pharmaceutical industry and his senior leadership roles at Bayer and Enzon bring to the Board extensive knowledge of the pharmaceutical industry and organizational and operational management expertise. Mr. Higgins also contributes valuable business strategy insights.

NANCY J. HUTSON, Ph.D., 64, has been a member of the Board of Directors since 2009 and Chairman of Endo’s Operations Committee, a member of Endo’s Nominating & Governance Committee and an alternate member of the Transactions Committee. Dr. Hutson retired from Pfizer, Inc. in 2006 after spending 25 years in various research and leadership positions, most recently serving as Senior Vice President, Pfizer Global Research and Development and Director of Pfizer’s pharmaceutical R&D site, known as Groton/New London Laboratories, the largest R&D site of any pharmaceutical company. At Pfizer, she led 4,500 colleagues (primarily scientists) and managed a budget in excess of $1 billion. She currently is a Director of Cubist Pharmaceuticals, Inc. and BioCryst Pharmaceuticals, Inc. Dr. Hutson owns and operates Standing Stones Farm in Ledyard, CT, which is

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dedicated to supporting the equestrian sport of dressage. Dr. Hutson brings to the Board valuable pharmaceutical discovery research abilities, scientific expertise and an immense knowledge of the pharmaceutical industry. Her years of senior executive experience also bring a strong skill set to our Board regarding operational leadership and evaluation of business strategy.

MICHAEL HYATT, 68, is a Director of Endo and is Chairman of Endo’s Transactions Committee, a member of Endo’s Compensation Committee and an alternate member of the Nominating & Governance Committee. Mr. Hyatt became a Director of Endo following its merger with Algos in July 2000. Mr. Hyatt is currently a Senior Advisor to Irving Place Capital, a leading institutional private equity firm focused on making equity investments in middle-market companies. Until 2008, Mr. Hyatt was a Senior Managing Director of Bear Stearns & Co., Inc. In June 2012, Mr. Hyatt was appointed a Director of RGI Informatics LLC, a business offering the Healthcare Analytics Solution® software as a service to the users and providers of healthcare information. Through Mr. Hyatt’s experiences as a senior investment professional, manager and advisor, he has gained expertise in evaluating business strategies, conducting financial analysis and analyzing companies’ future prospects. His career experience makes him a skilled advisor who provides critical insight into financial matters.

WILLIAM P. MONTAGUE, 67, has been a member of the Board of Directors since 2009 and is Chairman of Endo’s Compensation Committee, a member of Endo’s Audit Committee and an alternate member of Endo’s Nominating & Governance Committee and Transactions Committee. Mr. Montague served as Chief Executive Officer of Mark IV Industries, Inc., a leading global diversified manufacturer of highly engineered systems and components for transportation infrastructure, vehicles and equipment, from November 2004 until his retirement on July 31, 2008 and as Director from March 1996. He joined Mark IV Industries in April 1972 as Treasurer/Controller, serving as Vice President of Finance from May 1974 to February 1986, then Executive Vice President and Chief Financial Officer from February 1986 to March 1996 and then as President from March 1996 to November 2004. Mr. Montague is also a Director of Gibraltar Industries, Inc., a publicly traded manufacturer and distributor of products for the building and industrial markets, and a Director of International Imaging Materials, Inc., a privately held company that manufactures and sells a variety of thermal transfer ribbons and certain inks. In February 2013, Mr. Montague became a Director of Allied Motion Technologies Inc., a publicly traded company focused exclusively on serving the motion control market. Mr. Montague’s senior leadership experience as Chief Executive Officer and Director of Mark IV Industries, Inc. brings to the Board operational and business strategy insights and acquisition experience. His financial experience also brings strong financial and tax expertise to our Board.

JILL D. SMITH, 56, has been a member of the Board of Directors since September 2012, a member of Endo’s Nominating & Governance Committee and Operations Committee and is an alternate member of the Audit Committee. Ms. Smith has been an international business leader for more than 25 years, including 16 years as a CEO of private and public companies in the technology and information services markets and was most recently Chairman, CEO and President of DigitalGlobe Inc., a leading provider of satellite imagery products and services to governments and companies worldwide. Ms. Smith currently serves on the Board of Hexagon AB, a global provider of design, measurement and visualization technologies and J.M. Huber, a leader in engineered materials and has served on the corporate boards of SoundBite Communications, Inc., Germany-based Elster Group, Smith & Hawken and DigitalGlobe (prior to her appointment as Chairman and CEO). In addition, Ms. Smith is a member of the Board of Crittenton Women’s Union, among other past professional and trade association board positions. Ms. Smith’s experience as a CEO and her leadership capabilities benefit the Board. Ms. Smith also contributes a valuable global perspective and strategic insights.

WILLIAM F. SPENGLER, 59, has been a member of the Board of Directors since 2008, a member of Endo’s Audit Committee and an alternate member of the Compensation Committee and Operations Committee. From November 2010 until February 2012, Mr. Spengler was President of ChromaDex Corporation, a publicly traded company. From July 2008 until November 2010, Mr. Spengler served as Executive Vice President and Chief Financial Officer of Smith & Wesson Holding Corporation, a global leader in safety, security, protection and sport. Until March 2008, he was Executive Senior Vice President and Chief Financial Officer at MGI Pharmaceuticals Inc., an oncology- and acute care- focused biopharmaceutical company, where he had worked since 2005. Prior to joining MGI Pharma, Mr. Spengler was Executive Vice President and Chief Financial Officer at Guilford Pharmaceuticals Inc., a bioscience company, from July 2004 to October 2005. From 2002 to 2004, Mr. Spengler served as President, Chief Operating Officer and Director of Osteoimplant Technology, Inc., an orthopedic products company. Mr. Spengler was previously a Vice President of Finance at Black & Decker, and prior to that spent 14 years in various finance, planning and business development positions at Bristol Myers Squibb. Through his senior executive roles and financial experience at various organizations, Mr. Spengler contributes expertise in financial analysis, financial statements, evaluation of business strategies, and brings to the Board valuable leadership and risk management skills.

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Vote Required Provided that a quorum is present, the nominees for director receiving a majority of the votes cast at the Annual Meeting in person or by proxy will be elected.	The Board of Directors recommends a vote FOR the election of these nominees for election as directors.

Shareholder Communications with Directors

The Board has established a process to receive communications from shareholders. Shareholders may contact any member or all members of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Company Secretary” to Endo International plc, 33 Fitzwilliam Square, Dublin 2, Ireland.

All communications received as set forth in the preceding paragraph will be opened by the office of our Company Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Company Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

The Company does not have a policy on director attendance at annual meetings. Messrs. De Silva, Kimmel and Hyatt attended the 2013 Annual Meeting.

Corporate Governance — Board Leadership Structure and Risk Oversight

Board Leadership Structure

We have a board leadership structure under which Mr. Kimmel serves as Chairman of the Board. Following the annual meeting, we will have nine directors, each of whom is independent with the exception of our President and Chief Executive Officer, Mr. De Silva. Our Board currently has five standing committees, each of which is comprised solely of independent directors with a committee chair. In addition, the Board appoints other committees as the Board considers necessary from time to time.

The Board believes that the Chairman and the role of the President and Chief Executive Officer should be separate and that the Chairman should not be an employee of the Company. Further, the Board believes this separation serves the Company’s shareholders best for setting our strategic priorities and executing our business strategy. We believe that our Board consists of directors with significant leadership, organizational and strategic skills, as discussed above. All of our independent directors have served as the Chairman, Vice Chairman, Chief Executive Officer, Chief Financial Officer, or Senior Executive of other companies. Accordingly, we believe that our independent directors have demonstrated leadership in large enterprises, many with relevant industry experience, and are well-versed in board processes and corporate governance. We believe that having directors with such significant leadership skills benefits our Company and our shareholders.

In accordance with our memorandum and articles of association and our corporate governance guidelines, the Chairman is responsible for chairing Board meetings and setting the agenda for these meetings. Each director also may suggest items for inclusion on the agenda and may, at any Board meeting, raise subjects that are not on the agenda for that meeting. As required by our corporate governance guidelines, our independent directors meet separately, without management present, at each meeting of the Board. In addition, our Board committees regularly meet without members of management present.

As part of its annual self-evaluation process, the Board evaluates the Company’s governance structure. We believe that having a President and Chief Executive Officer for our Company with oversight of company operations, coupled with an experienced independent Board Chairman and experienced independent directors, with five separate independent committee chairs, is the appropriate leadership structure for Endo.

On a regular basis, the Company’s officers who are responsible for monitoring and managing the Company’s risks, including our President and Chief Executive Officer, our Chief Operating Officer, Pharmaceuticals, our Executive Vice President & Chief Financial Officer, our Executive Vice President, Chief Legal Officer & Company Secretary, our Executive Vice President and Chief Compliance Officer, our Vice President, Controller and Principal Accounting Officer and our Senior Director of Internal Audit, make reports to the Audit Committee. The Audit Committee, in turn, reports to the full Board. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board is actively involved in overseeing risk management for the Company by engaging in periodic discussions with Company officers as the Board may deem appropriate. In addition, each of our Board committees considers the risks within its respective areas of responsibility.

Risk Oversight

The Board of Directors believes that one of its most important responsibilities is to oversee how management manages the various risks the Company faces and has delegated primary responsibility for overseeing the Company’s Enterprise Risk Management (or ERM) program to the Audit Committee. It is management’s responsibility to manage risk and bring to the Audit Committee’s and the Board of Directors’ attention the most material risks to the Company. The Company’s head of

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internal audit, who reports independently to the Audit Committee, facilitates the ERM program under the sponsorship of our Executive Leadership Team (or ELT), which includes our President and Chief Executive Officer; Chief Operating Officer, Pharmaceuticals; Executive Vice President & Chief Financial Officer; Executive Vice President, Chief Legal Officer & Company Secretary; Chief Scientific Officer and Global Head of Research & Development and Quality; Executive Vice President, Human Resources; Executive Vice President and Chief Compliance Officer; Senior Vice President and General Manager, Endo Pharmaceuticals; and President, American Medical Systems (AMS). Enterprise risks are identified and prioritized by management, and each risk is assigned by the Board to a Board committee or the full Board for oversight based on the nature of the risk area and the committee’s charter. The committee or full Board agendas include discussions of individual risk areas throughout the year. Additionally, the Audit Committee agendas include periodic updates on the ERM process throughout the year. The Board level risk discussions are led by an assigned executive sponsor, from the ELT, for each risk area.

The Audit Committee also regularly reviews treasury risks (insurance, credit and debt), financial and accounting, legal, tax and compliance risks, information technology security risks and other risk management functions. In addition, the Compensation Committee considers risks related to succession planning and the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. The Compensation Committee also reviews compensation and benefits plans affecting Endo employees in addition to those applicable to our executive officers. The full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their respective areas of responsibility.

Code of Conduct

The Board of Directors has adopted a Code of Conduct that applies to the Company’s directors, executives (including its President and Chief Executive Officer and Executive Vice President & Chief Financial Officer) and employees. The Board has also adopted a Director Code of Conduct. These Codes are posted on the Company’s website at www.endo.com, under “About Us-Corporate Compliance & Business Practices” and “Investors-Corporate Governance-Code of Conduct.”

Insider Trading Policy

Effective July 2001, the Board of Directors adopted an Insider Trading Policy, which was subsequently amended in November 2011, April 2013 and February 2014. This policy applies to all personnel, including non-employee Directors and officers, arising from our legal and ethical responsibilities as a public company. The April 2013 amendment to the Insider Trading policy adopted additional hedging restrictions prohibiting non-employee Directors, the Company’s executive officers and all other employees from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s shares, including, but not limited to, covered calls, collars, or other derivative transactions. Non-employee Directors, the Company’s executive officers and all other employees are also restricted from engaging in short sales related to the Company’s ordinary shares, and pledging the Company’s shares as collateral for a loan, including holding shares in a margin account.

Ordinary Shares Ownership Guidelines

The Board of Directors has adopted share ownership guidelines (the Ownership Guidelines) both for non-employee Directors and for executive officers and senior management of the Company. The Board of Directors approved the Ownership Guidelines on February 21, 2008, and amended these Ownership Guidelines on April 28, 2010 to increase the ownership levels for the President and Chief Executive Officer. The Board of Directors amended the Ownership Guidelines on December 10, 2010 to further increase the ownership levels for non-employee Directors and for executive management. On February 27, 2013, the Ownership Guidelines were amended by the Board of Directors to reflect the Company’s Code of Conduct. The Board believes that non-employee directors and executive management should have a significant equity position in the Company and that the Ownership Guidelines serve to further the Board’s interest in encouraging a longer-term focus in managing the Company. The Board also believes that the Ownership Guidelines align the interests of its directors and executive management with the interests of shareholders and further promote Endo’s commitment to sound corporate governance. The Ownership Guidelines are posted on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Compensation Committee.”

Ownership Guidelines for Non-Employee Directors

As mentioned above, on February 27, 2013, the Board of Directors approved revised Ownership Guidelines, increasing ownership equal in value to at least five times his or her current annual cash retainer to be achieved within five years of joining the Board, or in the case of non-employee Directors serving at the time the Ownership Guidelines were adopted, within five years of the date of the adoption of these revised Ownership Guidelines, or December 10, 2015. Non-employee Directors will not sell any shares of Endo until Ownership Guidelines have been attained, and will continuously own sufficient shares to meet the Ownership Guidelines once attained.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted written policies and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of the Company’s issued ordinary shares). The policy covers any related person

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transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the U.S. Securities and Exchange Commission (the SEC) (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating & Governance Committee, Operations Committee and Transactions Committee. The following table shows the directors who are currently members or Chairman of each of these committees. In addition to the committee members listed below, the Board has designated other Board members as alternate members of the committees who can attend meetings in the stead of appointed members.

Name	Audit Committee	Compensation Committee	Nominating & Governance Committee	Operations Committee (formerly known as the Research & Development Committee)	Transactions Committee
Roger H. Kimmel	Alternate	-	Chairman	Alternate	Member
Rajiv De Silva	-	-	-	-	-
John J. Delucca	Chairman	Alternate	-	-	-
Arthur J. Higgins	-	Member	-	Member	Member
Nancy J. Hutson, Ph.D.	-	-	Member	Chairman	Alternate
Michael Hyatt	-	Member	Alternate	-	Chairman
William P. Montague	Member	Chairman	Alternate	-	Alternate
Jill D. Smith	Alternate	-	Member	Member	-
William F. Spengler	Member	Alternate	-	Alternate	-

Audit Committee

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. In addition, the Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company’s independent registered public accounting firm and the accounting practices of the Company and the Company’s internal controls and legal compliance functions. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Audit Committee.” The charter describes the nature and scope of responsibilities of the Audit Committee.

Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

Messrs. Delucca, Montague and Spengler serve as members of the Audit Committee, while Mr. Kimmel and Ms. Smith serve as alternates. Subject to their election at the 2014 Annual Meeting, the Board of Directors expects to reappoint Messrs. Delucca, Montague, and Spengler as members of the Audit Committee and Mr. Kimmel and Ms. Smith as alternates, effective June 10, 2014. Between January 1, 2013 and December 31, 2013, the Audit Committee met 19 times, including periodic meetings held separately with management, the Company’s internal auditors and the independent registered public accounting firm. Subject to his election at the 2014 Annual Meeting, the Board expects to reappoint Mr. Delucca as Chair of the Audit Committee. The Board has determined that Mr. Delucca is a “financial expert”, as defined by the SEC regulations, and he has the related financial management expertise within the meaning of the NASDAQ rules. The Board of Directors has determined that Messrs. Delucca, Kimmel, Montague and Spengler and Ms. Smith are “independent” and financially literate in accordance with the criteria established by the SEC and the NASDAQ.

Compensation Committee

The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the executive officers of the Company and provides broad guidance regarding the salaries and incentive compensation of the other employees of the Company. The Compensation Committee also reviews and acts on any recommendations of the Company’s management for awards granted under the Endo International plc Amended and Restated 2010 Stock Incentive Plan and Endo International plc Amended and Restated Assumed Stock Incentive Plan (formerly named the American Medical Systems Holdings, Inc. 2005 Stock Incentive Plan). The current members of the Compensation Committee are Messrs. Montague, Higgins, and Hyatt, while Messrs. Delucca and Spengler serve as alternates. Subject to their election at the 2014 Annual Meeting, the Board of Directors expects to reappoint Messrs. Montague, Higgins, and Hyatt as members of the Compensation Committee, Messrs. Delucca and Spengler as alternates, and to reappoint Mr. Montague as Chair of the Compensation Committee, effective June 10, 2014. Each of Messrs. Delucca, Higgins, Hyatt, Montague and

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Spengler is “independent” in accordance with the criteria established by the SEC and the NASDAQ. Between January 1, 2013 and December 31, 2013, the Compensation Committee met eleven times. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Compensation Committee.” The charter describes the nature and scope of responsibilities of the Compensation Committee.

The primary purpose of the Compensation Committee is to conduct reviews of the Company’s general executive compensation policies and strategies and oversee and evaluate the Company’s overall compensation structure and programs. The Compensation Committee confirms that total compensation paid to the President and Chief Executive Officer, Executive Vice President & Chief Financial Officer and those other individuals included in the Summary Compensation Table is competitive and performance-based. All of these individuals are referred to as the named executive officers, or NEOs. Responsibilities of the Compensation Committee include, but are not limited to:

•

evaluating and approving goals and objectives relevant to compensation of the President and Chief Executive Officer and other NEOs, and evaluating the performance of the executives in light of those goals and objectives;

•	determining and recommending for approval by the Board of Directors the compensation level of the President and Chief Executive Officer;
•	evaluating and approving compensation levels and all grants of equity-based compensation to the NEOs (and certain other employees), as recommended by the Company’s President and CEO;
•	recommending to the Board compensation policies for outside directors;
•	providing general compensation oversight on significant issues affecting the Company’s compensation philosophy and/or policies;
•	providing input to management on whether compensation arrangements for the NEOs (and certain other employees) incentivize excessive risk taking;
•

establishing or reviewing performance-based and equity-based incentive plans for the President and Chief Executive Officer, other NEOs, and reviewing other benefit programs presented to the Compensation Committee by management;

•

reviewing and approving the aggregate amount of dollars, in the case of the annual cash incentive compensation, and performance share units (PSU), restricted stock units (RSU), and stock options, in the case of the annual long-term incentive (LTI) compensation, that is available to the Company each year;

•

reviewing at least annually the Company’s succession plan relating to Named Executive Officer (NEO) positions and make recommendations to the Board related to the selection of individuals to hold the position of President and Chief Executive Officer; and

•	reviewing and recommending to the Board for approval the annual goals and objectives of the Company as a whole, which in turn serve as the foundation for incentive compensation.

Endo management is required to provide reviews and recommendations for the Compensation Committee’s consideration, and to manage the Company’s executive compensation programs, policies and governance. Direct responsibilities in this regard include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs for all employees, including competitiveness, and alignment with the Company’s objectives;
•	recommending changes, if necessary, to achieve all program objectives; and
•	recommending pay levels, payout and/or awards for NEOs and certain other employees other than the President and Chief Executive Officer.

The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the NEOs, in accordance with Internal Revenue Code (IRC) 162(m) requirements related to performance-based compensation.

Use of Compensation Consultants

The Compensation Committee retains Hay Group as its consultant to provide objective, independent analysis, advice and recommendations with regard to executive compensation including, but not limited to, competitive market data and compensation analysis and recommendations related to our CEO, Board and our other senior executives. Hay Group served as the independent executive compensation consultant to the Compensation Committee for the Company’s entire 2013 fiscal year. The consultant reports to the Chairman of the Compensation Committee and has direct access to the other members of the Compensation Committee. The Compensation Committee also authorizes the consultant to share with, request and receive from management certain specified information in order to prepare for meetings with, and respond to requests from, the Compensation Committee. The consultant only interacts with management at the direction of the Compensation Committee and does not perform any other services for the Company. The Compensation Committee may retain other consultants and advisors from time to time.

A representative of Hay Group attends meetings of the Compensation Committee, is available to participate in executive sessions and communicates directly with the Compensation Committee.

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In making an overall determination of the independence and lack of any conflict of interest regarding Hay Group and Hay Group’s lead advisor to the Compensation Committee, the Compensation Committee considered, among other things, the following factors:

•

the amount of Hay Group’s fees for executive compensation consulting services, noting in particular that such fees are nominal when considered in the context of Hay Group’s total revenues for the period,

•	Hay Group’s policies and procedures concerning conflicts of interest (copies of which were made available to the Compensation Committee),
•	there are no other business or personal relationships between any members of the Compensation Committee and Hay Group’s lead advisor to the Compensation Committee,
•

the lead Hay Group advisor who provides executive compensation consulting services to the Company does not directly own any shares of the Company, and has agreed not purchase any such shares so long as Hay Group and the lead advisor is engaged to provide executive compensation advisory services to the Compensation Committee,

•	there are no other business or personal relationships between the Company’s executives and the lead Hay Group advisor, and
•	any other factors relevant to the independence of Hay Group.

In 2013, Hay Group assisted the Compensation Committee with, among other things, (i) performing a review of the Company’s executive compensation program, including competitive market analyses and recommendations related to Endo’s CEO and our other senior executives, (ii) determining the appropriate allocation among short-term and long-term compensation, cash and non-cash compensation, and the different forms of non-cash compensation (iii) identifying appropriate Data Point Companies (as defined below in the Compensation Discussion and Analysis (CD&A) section) for purposes of benchmarking the Company’s executive compensation and (iv) providing an overview of critical issues and trends affecting the executive compensation landscape.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2013 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

Nominating & Governance Committee

The Nominating & Governance Committee of the Board of Directors, which is comprised of independent directors, identifies and recommends to the Board individuals qualified to serve as directors of the Company, recommends to the Board directors to serve on committees of the Board and advises the Board with respect to matters of Board composition and procedures. The Nominating & Governance Committee also oversees the Company’s corporate governance.

The Nominating & Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating & Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating & Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating & Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The name of the shareholder and evidence of the person’s ownership of shares in the Company, including the number of shares owned and the length of time of ownership; and
•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating & Governance Committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the Company Secretary at Endo International plc, 33 Fitzwilliam Square, Dublin 2, Ireland, and must be received by the Company Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual general meeting of shareholders.

While the Board does not have a formal policy with respect to diversity, the Board of Directors and the Nominating & Governance Committee advocate diversity in the broadest sense. We believe that it is important that nominees for the Board represent diverse viewpoints and have diverse backgrounds. The Nominating & Governance Committee looks at a broad array of qualifications and attributes including: experience, skills, expertise, and personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating & Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although not specified in the charter, the Committee actively considers ethnicity and gender when selecting candidates so that additional diversity may be represented on the Board.

The Nominating & Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating & Governance Committee if they become aware of persons meeting the criteria described above. The Nominating & Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating & Governance Committee will also consider candidates recommended by shareholders.

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Once a person has been identified by the Nominating & Governance Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating & Governance Committee determines that the candidate warrants further consideration, the Chairman or a member of the Nominating & Governance Committee utilizes a recognized search firm to review the candidate’s qualifications and background. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating & Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating & Governance Committee might be considering, and conducts one or more interviews with the candidate. Generally, Nominating & Governance Committee members may conduct additional due diligence of the candidate. The Nominating & Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

The Nominating & Governance Committee has established procedures under which any director who is not elected shall, if requested by the Board upon the Nominating & Governance Committee’s recommendation, tender his or her resignation to the Board of Directors. The Board of Directors will publicly disclose its decisions of whether or not to request any director to tender his or her resignation and whether or not to accept any such tendered resignation and the rationale behind such decisions within 90 days from the date of the certification of the election results.

The current members of the Nominating & Governance Committee are Mr. Kimmel, Dr. Hutson and Ms. Smith, while Messrs. Hyatt and Montague serve as alternates. The Board has elected Mr. Kimmel as Chairman of the Nominating & Governance Committee. Between January 1, 2013 and December 31, 2013, the Nominating & Governance Committee met eleven times. Subject to their election at the 2014 Annual Meeting, the Board of Directors expects to reappoint Mr. Kimmel, Dr. Hutson and Ms. Smith as members of the Nominating & Governance Committee, Messrs. Hyatt and Montague as alternates, and to re-appoint Mr. Kimmel as Chair of the Nominating & Governance Committee, effective June 10, 2014. The Board of Directors has determined that all of the members of the Nominating & Governance Committee are “independent” in accordance with the criteria established by the SEC and the NASDAQ. The Nominating & Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endo.com, under “Investors-Corporate Governance-Nominating & Governance Committee.”

Operations Committee (formerly known as the Research & Development Committee)

On February 28, 2014, the Board of Directors renamed the Research & Development Committee to the Operations Committee and created a new committee charter. The purpose of the Operations Committee is to review matters relating to scientific technology, research and development activities and pipeline investments; to provide advice and counsel to the Company’s management and Transactions Committee in connection with management’s decisions regarding the allocation, deployment, utilization of, and investment in the Company’s scientific assets; to provide advice and counsel to the Company’s management in connection with decisions regarding acquiring or divesting scientific technology or otherwise investing in research or development programs; to assist the Board by providing oversight of regulatory, compliance, quality and legal matters; and to designate a subcommittee to assess and review the Company’s Compliance Program, if necessary. The Research & Development Committee was formed originally on February 27, 2013. Between February 27, 2013 and December 31, 2013, the Operations Committee met three times. The current members of the Operations Committee are Dr. Hutson, Mr. Higgins and Ms. Smith, while Messrs. Kimmel and Spengler serve as alternates. Subject to their election at the 2014 Annual Meeting, the Board of Directors expects to reappoint Dr. Hutson, Mr. Higgins and Ms. Smith as members of the Operations Committee, Messrs. Kimmel and Spengler as alternates, and to reappoint Dr. Hutson as the Chair of the Operations Committee, effective June 10, 2014.

Transactions Committee

On July 31, 2007, the Board of Directors formed a Transactions Committee to provide advice and guidance to the Company’s management in connection with the exploration of strategic acquisition and licensing opportunities as well as any overture for merger with the Company, or sale of the Company or other like event. The current members of the Transactions Committee are Messrs. Hyatt, Higgins and Kimmel, while Dr. Hutson and Mr. Montague serve as alternates. Subject to their election at the 2014 Annual Meeting, the Board of Directors expects to reappoint Messrs. Hyatt, Higgins and Kimmel as members of the Transactions Committee, Dr. Hutson and Mr. Montague as alternates, and to reappoint Mr. Hyatt as the Chair of the Transactions Committee, effective June 10, 2014. Between January 1, 2013 and December 31, 2013, the Transactions Committee met eleven times.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2013 with the management of the Company and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. Further, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in the Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

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The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to Deloitte & Touche LLP’s independence from the Company, and has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. The Audit Committee has also discussed with management of the Company and Deloitte & Touche LLP such other matters and received such assurances from them as it has deemed appropriate.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Company’s audited consolidated financial statements for the year ended December 31, 2013 and management’s assessment of the effectiveness of the Endo Health Solutions Inc. internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC. The Audit Committee has selected, and the Board of Directors has approved, subject to shareholder approval, the selection of Deloitte & Touche as the Company’s independent auditors for the year ending December 31, 2014.

Submitted by the Audit Committee of the Company’s Board of Directors.

Members of the Audit Committee:

John J. Delucca (Chairman) William P. Montague (Member) William F. Spengler (Member) Roger H. Kimmel (Alternate) Jill D. Smith (Alternate)

The above Audit Committee Report does not constitute soliciting material, and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

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Proposal 2: Approval of Appointment of

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Deloitte & Touche, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2014. The Company is asking its shareholders to approve the appointment of Deloitte & Touche as the Company’s independent auditors for 2014 and to authorize the Audit Committee of the Board of Directors to determine the auditors’ remuneration.

A representative of Deloitte & Touche is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Fees Paid to the Independent Registered Public Accounting Firm

Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities) served as the Company’s independent registered public accounting firm for the year ended December 31, 2013. The table to the right summarizes the aggregate fees for services the Deloitte Entities provided during years 2013 and 2012.

a	Fees for audit services in 2013 and 2012 consisted of:
•	Audit of the Company’s annual financial statements;
•	Evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting;
•	Reviews of the Company’s quarterly financial statements; and
•	Comfort letters, consents and other services related to debt issuances and other SEC matters.

	2013	2012
Audit Fees[a]	$4,268,248	$3,279,500
Audit-Related Fees[b]	$1,212,020	$56,500
Tax-Fees[c]	$1,113,980	$738,394
All Other Fees	$-	$-

Total	$6,594,248	$4,074,394

Fees for audit services increased versus prior year due to the Registration Statement on Form S-4 relating to the Company’s acquisition of Paladin, the S-4 Amendment, the Debt Offering and the Europe Stat Audits.

b	Fees for audit-related services in 2013 and 2012 consisted of:
•	Audit-related fees associated with acquisitions in 2013; and
•	Employee benefit plan audits.

Fees for audit-related services increased versus prior year due to the HealthTronics carve out audit related to the sale of that business, the Paladin transaction and Company filing translation services.

c	Fees for tax services in 2013 and 2012 consisted of tax compliance and tax planning and advice.
•

Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and assist the Company in obtaining government approval for amounts to be included in tax filings and consisted of:

i	Federal, state and local income tax return assistance; and
ii	Assistance with tax return filings in certain foreign jurisdictions.
Fees for tax services increased versus prior year primarily due to tax due diligence for the Paladin transaction.

In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the Deloitte Entities and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

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Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the four categories of services to the Audit Committee for approval.

1

Audit services include audit work performed on the financial statements and related to the evaluation and reporting on the effectiveness of the Company’s internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents and other services related to SEC matters, and discussion surrounding the proper application of financial accounting and/or reporting standards.

2

Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and employee benefit plan audits.

3

Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with the coordination of execution of tax related activities, primarily in the area of mergers and acquisitions; supporting other tax related regulatory requirements; and tax compliance and reporting.

4	Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves the independent registered public accounting firm’s services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of a majority of the issued ordinary shares entitled to vote and represented at the Annual Meeting in person or by proxy will be required to approve the appointment of the Company’s independent auditors and the authorization to the Audit Committee of the Board of Directors to determine the auditors’ remuneration.

The Audit Committee and the Board of Directors recommend a vote FOR the approval of the Board’s appointment of Deloitte & Touche as the independent auditors for the year ending December 31, 2014 and to authorize the Audit Committee of the Board of Directors to determine the auditors’ remuneration.

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Proposal 3: Advisory Vote on the Compensation of

Our Named Executive Officers (“Say-on-Pay Vote”)

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we seek a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers, or NEOs, as disclosed in the “COMPENSATION DISCUSSION AND ANALYSIS” (CD&A) and tabular disclosures of this Proxy Statement. Since the annual required vote is advisory, the result of the vote is not binding upon the Board.

Pay-for-performance underlies Endo’s compensation philosophy and supports Endo’s business strategies, but also strives to offer competitive compensation arrangements. In the CD&A, we have provided shareholders with a description of the Company’s compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered. Our compensation philosophy is designed to attract and retain highly-talented individuals and motivate them to achieve high level performance, while embracing the Company’s key values and behaviors. Our programs seek to:

•	Create long-term shareholder value;
•	Closely link compensation with Company performance and individual performance;
•	Appropriately reward achieving and exceeding the Company’s strategic and business plans;
•	Provide appropriate compensation for achieving annual results while also fostering a long-term performance orientation;
•	Reflect the competitive market for talent; and
•	Mitigate risk.

The Company’s compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to the Company’s performance through the establishment and achievement of strategic operating metrics or as a function of the Company’s total shareholder return (share price). We have chosen the selected metrics to align employee compensation, including compensation for the NEOs as disclosed in the Summary Compensation Table located under the section entitled “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS”, to the Company’s strategic operating results and business strategy in an effort to enhance shareholder value.

The Compensation Committee regularly reviews industry practices related to executive compensation to better align the Company’s compensation philosophy with the Company’s business strategy, while reflecting an understanding of the external environment. The following reflects the leading practices implemented and maintained by the Company in an effort to achieve pay-for-performance, while maintaining good corporate governance:

•	Short- and long-term incentive programs are performance-based, designed to closely link pay and performance with the ultimate objective of enhancing shareholder value;
•	Established and maintained “Data Point Companies” (as defined below under the CD&A section) to appropriately compare NEO total compensation levels;
•	Conduct assessments at least annually of the positioning of NEO total compensation levels against the Data Point Companies to align with the competitive external market;
•

Increased the portion of LTI awarded to senior management as PSUs to 50% to further strengthen the focus on shareholder value creation and preservation, with 75% of equity compensation is now tied to value creation;

•	Affirmed that all future non-Director LTI awards under the current share plans will vest over no fewer than three years, unless the non-Director meets the retirement eligibility requirements.
•

Conduct assessments at least annually of the potential risks associated with compensation arrangements, policies and practices to confirm that they are not reasonably likely to have material adverse effect on Endo;

•	Adopted a compensation recovery policy (clawback) relating to repayment of cash incentive awards by an executive in the event of a restatement of the Company’s financial results;
•	Adopted a policy prohibiting the hedging and pledging of Company shares by employees and/or non-employee Directors (as described earlier under the Insider Trading Policy section in Proposal 1);
•	Determined that the Company’s equity plans prohibit the re-pricing of equity awards without shareholder approval;
•	Implemented a “double trigger” change in control provision in our 2010 Stock Incentive Plan;
•

Adopted a policy that provides Endo will not offer new employees gross-up payments related to “golden parachute” excise tax liabilities resulting from a change in control of the Company, and will not enter into any new NEO employment agreements with automatic renewal provisions unless the agreements can be terminated at the end of their term, without the payment of severance;

•

Adopted share ownership guidelines for both non-employee Directors and for executive management to align their interests with the interests of Endo shareholders and affirmed non-employee Directors will not sell any ordinary shares of Endo until ownership guidelines have been attained;

•	The Compensation Committee retained Hay Group as its independent compensation consultant; and
•	Recently, the Company’s Board of Directors approved the following actions:
¡	Establish that equity plans do not allow for cash buyouts of underwater options;
¡	Based PSU performance criteria exclusively on absolute 3-year compounded annual growth rate (CAGR) share price performance;
¡	Expanded PSU eligibility while adjusting the equity mix for all Vice President-level positions to further strengthen the focus on shareholder value creation; and
¡	Implemented a three month holding period requirement on all shares purchased through the ESPP in order to further reinforce the Company’s emphasis on building an ownership culture.

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As illustrated by these actions, the Compensation Committee has and will continue to take action to structure our executive compensation practices in a manner that is performance-based with a view towards maximizing long-term shareholder value. The Board believes that the executive compensation as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement aligns, where appropriate, with our Data Point Companies’ pay practices and coincides with our compensation philosophy.

Effect of Proposal

The above say-on-pay resolution is non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding the Company’s executive compensation practices.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

The Board recommends that you vote FOR the approval, on an advisory basis, of the compensation to be paid to Endo’s named executive officers as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement as required by the Securities and Exchange Commission.

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Proposal 4: Approval of the Amended and Restated Employee Stock Purchase Plan

The Amended and Restated Employee Stock Purchase Plan (the “ESPP”) was assumed by our Board of Directors on February 28, 2014 in connection with the consummation of the transaction between Endo Health Solutions Inc. and Paladin Labs Inc., as a result of which the entities became our indirect wholly-owned subsidiaries. Shareholder approval of the ESPP is necessary in order for the ESPP to meet the requirements of Section 423 of the Internal Revenue Code because the shares being issued pursuant to the ESPP will be ordinary shares of the Company (as opposed to common shares of Endo Health Solutions Inc.). No material changes are being made to the ESPP from when it was originally adopted by Endo Health Solutions Inc. on February 23, 2011, other than those changes necessary to reflect the assumption of the ESPP by Endo International plc.

Our Board of Directors believes it is in our best interests and the interests of our shareholders to assume the ESPP. The ESPP encourages ownership of our ordinary shares by our employees and provides an additional incentive for them to promote the long-term growth and success of our business. We believe that providing our employees with a convenient method to invest in our ordinary shares increases the equity stake of our employees and benefits our shareholders by aligning more closely the interest of participating employees with those of our shareholders. The ESPP complements our overall compensation strategy as discussed under the section entitled “COMPENSATION DISCUSSION AND ANALYSIS.”

The material terms of the ESPP are summarized below. This summary of the ESPP is not intended to be a complete description of the ESPP and is qualified in its entirety by the detailed provisions of the ESPP, a copy of which is attached as Exhibit 4.9 to the registration statement on Form S-8, filed on February 28, 2014.

Summary of the Endo International plc Amended and Restated Employee Stock Purchase Plan

Purpose. The ESPP allows employees of the Company and our participating subsidiaries to purchase ordinary shares at a discount through payroll deductions. The purchase price will be not less than 85% of the fair market value of our ordinary shares on the purchase date, unless the Compensation Committee changes the purchase price prior to the beginning of an offering period to be not less than 85% of the fair market value of our ordinary shares on the purchase date or the beginning of the offering period, whichever is lower. The purpose of the ESPP is to provide participating employees with the opportunity to acquire an ownership interest in Endo. These ownership interests are designed to provide an incentive for participants to help increase our long-term growth and success and provide an opportunity to share in that success as we continue to shape the future of our business.

Administration. The ESPP is administered by our Board of Directors or a committee appointed by our Board of Directors for such purpose (the committee). The committee has full discretionary authority to interpret and construe any provision of the ESPP and to adopt such rules and regulations for administering the ESPP as it deems necessary. The committee may appoint an employee or employees of the Company, or a qualified third, party to administer the plan (the plan administrator).

Shares Available for Issuance Under the ESPP. On May 15, 2011, shareholders of Endo Health Solutions Inc. approved an employee stock purchase plan with up to 1% of the outstanding common shares on April 15, 2011 available for issuance. In connection with the acquisition of Endo Health Solutions Inc. by the Company, the available shares were converted into the same number of available shares of the Company. As of April 15, 2014, there were approximately 722,000 shares available for issuance under the ESPP. The Company is not requesting the authorization of additional shares in this proposal.

Adjustments. In the event that adjustments are made in the number of issued ordinary shares or such shares are exchanged for a different class of share of the Company or for shares of share of any other corporation by reason of merger, consolidation, share dividend, share split or otherwise or there occurs such other event involving the Company which in the discretion of the committee requires adjustment hereunder, the committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the purchase price of an ordinary share under the plan. All such adjustments shall be made in the sole discretion of the committee, and its decision shall be binding and conclusive.

Eligibility. Each of our employees and our subsidiary employees that adopt the ESPP, who are scheduled to work for the Company or such subsidiary for a minimum of twenty hours per week, are eligible to participate in the ESPP. An employee may enroll during the enrollment period prior to the first trading date of the applicable offering period or, for newly hired employees, during the enrollment period for the first offering period following the commencement of employment. Under the requirements of the Internal Revenue Code, an employee who owns five percent or more of the total combined voting power of all classes of our shares is not eligible to participate in the ESPP. For purposes of determining who is a five percent owner, attribution of ownership rules apply, and shares subject to outstanding options are taken into account. As of April 15, 2014, there are approximately 3,000 eligible participants, based on the current population of Endo and our participating subsidiaries.

Offering Period. Under the ESPP, there will be a series of consecutive quarterly offering periods. The current offering period began on April 1, 2014 and will end on June 30, 2014. Unless the committee determines otherwise prior to the beginning of an offering period, each subsequent offering period will begin at three-month intervals on each July 1, October 1

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and January 1 (or the next trading day, if such date is not a trading day) over the term of the ESPP and will last for three months, ending on September 30, December 31 and March 31 as the case may be (or the next trading day, if such date is not a trading day).

Participation. Payment for shares purchased under the ESPP are made by authorized payroll deductions in accordance with instructions received from a participant. Such deductions may not be more than 10% of the participant’s salary or wage compensation received from the Company or a participating subsidiary, as applicable as in effect at the start of such quarterly offering period. On the last trading date of each plan quarter, the amount in a participant’s account will be charged with the aggregate purchase price of the largest number of shares of our shares which can be purchased with such amount (including fractional shares, if so authorized by the committee) and such shares will be purchased by the participant. The balance, if any, in the participant’s account following the purchase will be carried forward to the next quarterly offering period.

Cessation of Participation. Participants may stop their participation in the ESPP during any offering period by filing the appropriate forms with the plan administrator prior to the close of business on the last trading day of each calendar quarter or other date as the plan administrator determines. A participant who elects to cease participation in the ESPP for a particular offering period may not rejoin that offering period at a later date. Participation ends automatically upon termination of employment or if the participant ceases to be an eligible employee for any reason (including death, disability, termination of employment, or other change in status). If a participant ceases to participate in the ESPP for any reason, the dollar amount in such participant’s account will be refunded or distributed to the participant, or in the case of death, the participant’s designated beneficiary on file or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the committee in cases where such a refund or distribution may not be possible.

Maximum Number of Purchasable Shares. The maximum number of shares that a participant may purchase in any calendar year is equal to $25,000 divided by the closing selling price per ordinary share on the first day of the offering period, subject to share adjustments in connection with certain events as described above. The committee may establish different limits before the start of any offering period. In addition, under IRS requirements, no participant may purchase more than $25,000 worth of our ordinary shares during each calendar year in which such option is outstanding.

Amendment. Our Board of Directors or the committee may amend or terminate the ESPP at any time. However, our Board of Directors or committee may not amend the ESPP without shareholder approval if such amendment increases the number of ordinary shares issuable under the ESPP (except for permissible adjustments in the event of changes in our capitalization), materially increases the benefits accruing to participants, or materially modifies the requirements as to eligibility for participation in the ESPP.

Termination. Unless sooner terminated by our Board of Directors or the committee, the ESPP will continue in effect through, and including December 31, 2022. The ESPP will be suspended if at any time all shares available for issuance under the ESPP have been issued.

Benefits under the ESPP. The benefits to be received by our executive officers and employees under the ESPP are not determinable because, under the terms of the ESPP, the amounts of future share purchases are based upon elections made by eligible employees subject to the terms and limits of the ESPP. Directors who are not employees do not qualify as eligible employees and thus cannot participate in the ESPP. Future purchase prices are not determinable because they will be based upon the closing selling price of our ordinary shares on the applicable purchase date.

The closing selling price per ordinary share on April 15, 2014, was $56.28 on NASDAQ and $61.40 on the Toronto Stock Exchange.

Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to options that may be awarded under the ESPP. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. The ESPP is not intended to qualify under Section 401 of the Internal Revenue Code and is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended. This description of the federal income tax consequences of the ESPP is not a complete description. There may be different tax consequences under certain circumstances, including local and foreign tax consequences. All affected individuals should consult their own advisors regarding their own situation. This discussion is intended for the information of the shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who will participate in the ESPP.

Under the Internal Revenue Code as currently in effect, a participant in the ESPP will not be deemed to have recognized income, nor will we be entitled to a deduction, upon the participant’s purchase of our ordinary shares under the ESPP. Instead, a participant will recognize income when he or she sells or otherwise disposes of our ordinary shares or upon his or her death.

If a participant sells our ordinary shares purchased under the ESPP more than two years after the date on which the option to purchase our ordinary shares was granted and more than one year after the purchase of our ordinary shares (the holding period), a portion of the participant’s gain will be ordinary income and a portion may be capital gain. The participant will be taxed at ordinary income tax rates on the excess of the value of our ordinary shares on the date on which the option was granted (on the first day of the offering period) over the purchase price, or, if less, the entire gain on the sale. The participant

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will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant’s basis in our ordinary shares (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long our ordinary shares are held by the participant. We will not be entitled to any tax deduction with respect to a sale by a participant after the holding period.

If a participant sells our ordinary shares before the expiration of the holding period, the participant generally will be taxed at ordinary income tax rates to the extent that the value of our ordinary shares on the purchase date exceeded the purchase price. We will be entitled to a corresponding deduction. The participant will have additional capital gain or loss on the difference between the proceeds of the sale and the participant’s basis in our ordinary shares (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long our ordinary shares are held by the participant.

The estate of a participant who dies while holding our ordinary shares purchased under the ESPP will recognize ordinary income in the year of the participant’s death in an amount equal to the excess of the value of our ordinary shares on the date on which the share was granted over the purchase price, or, if less, the amount by which the fair market value of our ordinary shares on the date of death exceeds the purchase price.

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Compensation Discussion and Analysis

As noted above under “General Information,” Endo Health Solutions Inc. became an indirect wholly-owned subsidiary of Endo International plc, a newly-formed Irish holding company, on February 28, 2014 (the “transaction”). Each of the executive officers of Endo Health Solutions Inc. became executive officers of the Company, and the compensation programs of Endo Health Solutions Inc. generally continue to be in place. References below to the Compensation Committee relate to Endo Health Solutions Inc. prior to the transaction, and Endo International plc following the transaction.

Pay-for-performance underlies Endo’s compensation philosophy. The Compensation Committee believes that the most effective executive compensation program is one that is designed to provide incentives that advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Endo’s compensation philosophy is designed to support our business strategy by attracting and retaining highly-talented individuals and motivating them to achieve competitive corporate performance, while embracing the Company’s key values and behaviors.

Our executive compensation program seeks to:

•	Align pay practices and incentive structures with long-term shareholder value;
•	Provide appropriate compensation for achieving annual results while fostering a long-term performance orientation;
•	Link compensation with Company and individual performance;
•	Reward high performance as measured against the Company’s strategic and business plans;
•	Reflect the competitive market for acquiring top talent; and
•	Mitigate pay practice risks.

Elements of Executive Compensation

The Company’s compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to the Company’s performance through the establishment and achievement of strategic operating metrics or as a function of the Company’s total shareholder return. In support of our compensation philosophy, we have chosen selected metrics to align employee compensation, including compensation for the NEOs, to the Company’s business strategy and strategic operating results. The three principal components of the Company’s total compensation are base salary, annual cash incentive compensation and equity-based LTI compensation.

Base Salary reflects job responsibilities, value to the Company and individual performance while also taking into consideration market competitiveness.

•

Annual cash IC is a short-term program that reinforces the Company’s pay-for-performance approach, rewarding the achievement of annual financial goals and objectives that support the Company’s strategic and operating priorities.

•

LTI compensation provides an equity-based award that is performance-based. The objective of the program is to align compensation for NEOs over a multi-year period directly with the interests of shareholders of the Company by motivating and rewarding the creation and preservation of long-term shareholder value.

Say-on-Pay Consideration

In establishing 2014 compensation, the Compensation Committee also considered the results of the most recent shareholder advisory vote on executive compensation (the “say-on-pay vote”) at Endo Health Solutions Inc.’s annual meeting of shareholders held in May 2013, where over 90% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this result affirms shareholder support for our executive compensation decisions and policies, and as such, the Compensation Committee did not implement any changes as a result of this vote. The Compensation Committee will continue to consider the results of future say-on-pay votes when making executive compensation decisions and policies.

Company Implemented Actions

In response to the evolving nature of our business structure and our goal to strengthen our executive pay decisions, emphasis has been placed on continuing to enhance the effectiveness of our executive compensation policies in increasing shareholder value creation and preservation. The following reflects the leading practices implemented and maintained by the Company in an effort to achieve pay-for-performance, while maintaining good corporate governance:

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Item	Actions
Competitive Considerations	•	Established and maintained “Data Point Companies” to compare NEO total compensation levels; and
	•	Conduct assessments at least annually of the positioning of NEO total compensation levels against the Data Point Companies to assess competitive external market alignment.
Incentive Compensation	•	Design and implement short- and long-term incentive programs designed to closely link pay and performance with the objective of enhancing shareholder value;
	•	Determine equity plans prohibit the re-pricing of equity awards without shareholder approval and do not allow for cash buyouts of underwater options;
	•	Implemented a “double trigger” change in control provision in our 2010 Stock Incentive Plan;
	•	Affirmed that all future non-Director LTI awards under the current stock plans will vest over no fewer than three years, unless the non-Director meets the retirement eligibility requirements;
	•	Based PSU performance criteria exclusively on absolute 3-year compounded annual growth rate (CAGR) stock price performance;
	•	Increased the portion of LTI awarded to senior management as PSUs to 50%, with 75% of equity compensation is now tied to value creation; and
	•	Expanded PSU eligibility while adjusting the equity mix for all Vice President-level positions to further strengthen the focus on shareholder value creation and preservation.
Employment Agreements	•	Adopted a policy that Endo will not offer new employees “golden parachute” gross-up payments related to excise tax liabilities resulting from a change in control of the Company; and
•

Committed that, except as required by local law, the Company will not enter into any new NEO employment agreements with automatic renewal provisions unless the agreements can be terminated at the end of their term without the payment of severance.

Risk Management	•

Conduct assessments at least annually of the potential risks associated with compensation arrangements, policies and practices to confirm that they are not reasonably likely to have material adverse effect on Endo;

	•	Adopted a compensation recovery policy (clawback) relating to repayment of cash incentive awards by an executive in the event of a restatement of the Company’s financial results;
	•	Adopted a policy prohibiting the hedging and pledging of Company stock by employees and/or non-employee Directors (as described earlier under the Insider Trading Policy section in Proposal 1);
	•	Adopted stock ownership guidelines for both non-employee Directors and for executive management to align their interests with the interests of Endo Shareholders;
	•	Implemented a three month holding period requirement on all shares purchased through the ESPP in order to further reinforce the Company’s emphasis on building an ownership culture; and
	•	The Compensation Committee retained Hay Group as its independent compensation consultant.

The Company’s Executive Compensation Program

Overall Program Objectives

The Company’s primary objectives with respect to the development and implementation of executive compensation programs are to attract, retain and motivate highly qualified talent, as well as align executive compensation with the Company’s overall operating performance and business strategies, closely linked to the enhancement of shareholder value. The Compensation Committee believes that the most effective executive compensation program is one that is designed to recognize the achievement of specific annual, long-term and strategic goals of the Company, rewarding executives who contribute to meeting and exceeding the Company’s business objectives, with the ultimate objective of improving shareholder value.

Accordingly, the Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Overall, the Company designs its compensation program to:

•	create a strong performance alignment with shareholders’ interests;
•	support the corporate business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement; and
•	recruit, retain and motivate superior talent.

The Company seeks to achieve these objectives through three key compensation elements:

•	a base salary;
•	a performance-based annual cash incentive (i.e., annual IC program); and
•

an annual (and, under certain circumstances, periodic) grant of long-term, equity-based compensation (i.e., a long- term incentive), comprised of PSUs that have performance-based vesting requirements, RSUs subject to time-based vesting requirements, and stock options.

The Compensation Committee reviews compensation information for each NEO relative to company and individual performance, which includes the following information:

•	the annual compensation and benefit values that are being offered to each executive;
•	the value of all outstanding equity awards; and
•	the value of all other compensation.

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The Compensation Committee also meets with our Chairman, President and Chief Executive Officer and other management in connection with compensation matters and regularly meets in executive sessions with and without Hay Group Compensation Committee consultants.

Competitive Considerations

In making compensation decisions with respect to each element of compensation, the Compensation Committee considers the competitive market for executives and compensation levels provided by comparable companies. The Compensation Committee reviews the compensation practices at companies with which it competes for talent, including businesses engaged in activities similar to those of the Company, including branded pharmaceuticals, generics, devices and services in 2013 (prior to the divestiture of the HealthTronics services business on February 3, 2014). While we do not believe that it is appropriate to establish compensation levels based primarily on benchmarking, we believe that information regarding pay practices at other companies is nevertheless useful in two respects. First, we recognize that our compensation practices must be competitive in the marketplace. Second, independent marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation.

The Compensation Committee generally aligns target executive compensation at the median of compensation packages for executives in similar positions and with similar responsibilities and experience at similar companies of comparable size with the opportunity for top quartile actual compensation based upon individual and Company performance. We recognize, however, that positions with similar titles are not always comparable in terms of responsibility to such positions at the Company. The Compensation Committee’s choice of this target percentile reflects the Company’s consideration for our shareholders’ interests in paying what is competitive to achieve our corporate goals, while conserving cash and equity as much as practicable.

We believe that, given the industries in which we operate and our compensation philosophy and objectives, compensation targeted at the median of similar-situated companies with the opportunity for top quartile total compensation based upon performance is generally sufficient to retain our current executive officers and to hire new executive officers when and as required. In setting compensation for the NEOs, the Compensation Committee considers comparative market data requested from Hay Group, its compensation consultant. In gathering relevant competitive market compensation data, the Compensation Committee approved the use of a sample of mid-sized companies with similar operations as Endo.

We refer to all of these sample companies as the “Data Point Companies.” The Committee believes that Endo competes with the Data Point Companies for talent and for shareholder investment. The Data Point Companies typically have similar executive officer positions and create a range of comparative compensation values that are utilized by the Compensation Committee to confirm that salary levels and overall incentive opportunities approved by the Compensation Committee are consistent with the Company’s overall objectives. Hay Group makes regular recommendations to the Committee regarding the recalibration of the Data Point Companies referenced, which includes a cross-industry composite of companies that reflects the Company’s current business segments. On an annual basis, the Compensation Committee re-evaluates the Data Point Companies from a business revenue allocation perspective once any respective segment shifts significantly in a given year. As a result of this annual review, the Company maintained the current Data Point Companies, since the current composition approximates Endo’s 2013 segment allocation. The Compensation Committee approved Data Point Companies for 2013 are listed in the table below.

2013 Data Point Companies
Actavis, Inc.	CareFusion Corporation	Intuitive Surgical, Inc.	Salix Pharmaceuticals Ltd.
Allergan Inc.	Celgene Corporation	Mylan Inc.	Valeant Pharmaceuticals Inc.
Biogen Idec Inc.	Edwards Lifesciences Corporation	Perrigo Company	Vertex Pharmaceuticals Inc.
C.R. Bard, Inc.	Forest Laboratories Inc.	Regeneron Pharmaceuticals, Inc.	Warner Chilcott Ltd.

The graphs below reflect the Data Point Companies’ revenue composition reported at the time of the Compensation Committee’s review and approval in 2013, as well as Endo’s actual revenue allocation across business segments for 2013.

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The Compensation Committee does not attempt to set each compensation element for each executive within a particular range related to levels provided by the Data Point Companies. Instead, the Compensation Committee uses market comparisons as one factor in making compensation decisions. Among other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, complexity and importance of role and responsibilities, leadership and growth potential.

Pay Risk

At least on an annual basis, the Company conducts an assessment of the potential risks associated with the Company’s compensation arrangements, policies and practices. The assessment is conducted by Hay Group and then reviewed by the Company’s Compensation Committee. A key objective is to determine whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. This risk assessment process includes:

•	A comprehensive review of compensation programs with the highest potential for material adverse effect;
•	Identification of key Company positions and business areas that could potentially carry a significant portion of the Company’s risk profile;
•	Identification of compensation programs for the key Company positions and/or business areas;
•	An analysis of employee compensation plans with the highest potential for risk pursuant to which we:
¡	Identify the features within the plans that could potentially encourage excessive or imprudent risk taking;
¡	Identify business risks that these features could potentially encourage;
¡	Identify controls and plan features that mitigate the risks identified;
¡	Determine residual risk remaining after having identified mitigating controls and features; and
¡	Assess whether residual risk is reasonably likely to have a material adverse effect on the Company as a whole.

The Compensation Committee also reviews the Company’s compensation programs that allow for variable payouts. A key consideration is the establishment of an appropriate mix of performance metrics. The Compensation Committee also oversees the plans so that they reward both annual goal achievement and the long-term sustainable success of the Company. In addition, the reviews focus on plans where an employee might be able to influence payout factors and programs that involve our executives, with a focus on analyzing whether any of the performance targets encourage excessive risk taking. During the assessment, several control and design features of the Company’s compensation program that are intended to mitigate the risk of excessive risk-taking are evaluated. Risk profiles are also evaluated on an on-going basis by the Company’s management team as new program designs are considered.

Based on the process described above, it was concluded that the potential risks associated with the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on Endo. The Compensation Committee will continue to review the Company’s compensation programs at least annually to identify and address potential risks that may have a material adverse effect on the Company.

Compensation Components

The three principal components of the Company’s total compensation are: base salary, annual cash incentive compensation and equity-based LTI compensation. In allocating compensation among these elements, we believe that the majority of the compensation of our senior-most levels of management—the levels of management having the greatest ability to influence the Company’s performance—should be performance-based.

In making decisions with respect to any element of a named executive officer’s compensation, the Compensation Committee considers the total compensation that may be awarded to the officer, including salary, annual IC cash bonus and long-term incentive compensation. In addition, in reviewing and approving employment agreements for NEOs, the Compensation Committee considers the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Compensation Committee’s goal is to award compensation that is competitive to attract and retain highly qualified leaders and motivate high business performance. The Compensation Committee believes that its compensation programs align executive and shareholder interests by effectively calibrating compensation payout levels with individual and Company performance.

Base Salary

Purpose: The objective of base salary is to reflect job responsibilities, value to the Company and individual performance while taking into consideration market competitiveness. We seek to provide our executive officers with competitive annual base salaries in order to attract and retain them. While the base salary component of our executive officer compensation program is primarily designed to provide the baseline level of compensation to executive officers, individual performance is also a key consideration when establishing appropriate base salary levels, further supporting the Company’s pay-for-performance philosophy.

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Considerations: Salaries for the NEOs are determined initially by each individual’s employment agreement which are described under “Employment and Change in Control Agreements; Severance Agreements” below. These salaries and the amount of any increase over these salaries are determined by the Compensation Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at the Data Point Companies;
•	the expertise and competencies of the individual executive;
•	the competitiveness of the market for the executive’s services;
•	internal review of the executive’s compensation, both individually and relative to other NEOs;
•	the recommendations of the President and Chief Executive Officer (except in the case of the President and Chief Executive Officer’s own compensation); and
•	individual performance of the NEO, which includes:
¡	achievement of individual annual goals and objectives, the risks and challenges involved, and the impact of the results;
¡	performance of day-to-day responsibilities;
¡	increases in competencies and skill development;
¡	value of the NEO’s contribution to function and Company goal achievement; and
¡	behaviors aligned with Endo key values.

Base salaries are generally reviewed annually. In reviewing salaries, the Compensation Committee adjusts salaries from time to time to realign salaries with market levels, individual performance and incumbent experience. The Compensation Committee also considers salaries relative to those of others within the Company and may, on occasion, make adjustments to salaries or other elements of total compensation, such as incentive compensation and long-term incentive opportunities, where such an adjustment would correct a compensation imbalance, as the Compensation Committee deems appropriate.

2013 Decisions Regarding Base Salary: In November 2013, as part of the Compensation Committee’s annual review of compensation, Hay Group provided the Compensation Committee with a market assessment of the competitive compensation for the Company’s executive officers. This assessment included reviewing the Data Point Companies and:

•	establishing a benchmark match for each of the positions;
•	gathering and analyzing competitive compensation from relevant labor markets; and
•	developing competitive market medians of compensation for the positions.

Based on the competitive market data referred to above, the Compensation Committee developed, with the assistance of Hay Group, market medians of compensation for each of Endo’s compensation elements (base salary, target annual incentive compensation, and expected value of long-term incentive compensation) and then compared each NEO’s current compensation to the market median for each data sample. The market data and the performance of each of Endo’s NEOs are reviewed each year, but there is no assurance that any of their individual compensation packages will be aligned with the market. Please reference the “Individual Compensation Determination” section for approved salary actions.

Performance-Based Annual Cash Incentive Compensation (IC)

Purpose: The compensation program provides for an annual cash incentive that directly reinforces the Company’s pay-for-performance approach. This incentive compensation, or IC, program is a short-term performance-based incentive plan that rewards the achievement of annual goals and objectives, as well as longer-range strategic goals. The objective of the program is to compensate individuals based on the achievement of specific goals that are intended to correlate closely with shareholder value.

The respective annual cash IC target for each named executive officer related to 2013, to be paid in early 2014, is expressed in the graph to the right.

* On February 27, 2014, the Company announced that Dr. Gergel would be leaving the Company effective March 31, 2014.

**On December 12, 2012, the Company announced that Mr. Holveck would retire from the Company, but would continue to serve in his then present positions until the earlier of his successor being in place or the May 2013 annual meeting of Endo shareholders. On February 25, 2013, the Company announced that Mr. Rajiv De Silva had been named the Company’s President and Chief Executive Officer, effective March 18, 2013.

*** On May 29, 2013, the Company announced that Alan G. Levin would be leaving the Company, but would continue to serve in his present position until the fall of 2013 or earlier upon the appointment of his successor. On September 9, 2013, the Company announced the appointment of Mr. Suketu P. Upadhyay to the position of Executive Vice President and Chief Financial Officer of the Company, effective September 23, 2013.

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**** On May 29, 2013, the Company announced that Ms. McHugh, would be leaving the Company, effective immediately. On July 22, 2013, Endo announced the appointment of Mr. Don DeGolyer as Chief Operating Officer, Pharmaceuticals, which includes our Endo Pharmaceuticals and Qualitest segments, effective August 1, 2013.

Considerations: The annual cash IC program includes relative incentive levels based on the NEO’s accountabilities, performance objectives and impact on Company operations, with target award opportunities established as a percentage of base salary. Each NEO’s target IC bonus is initially established pursuant to his or her employment agreement, which is determined based on all factors that the Compensation Committee deems relevant, including (but not limited to) a review of Data Point Company compensation. The IC metrics are aligned with the Company’s business strategy and the use of revenue, EPS, and non-financial metrics which are supported by practices observed among our Data Point Companies. The annual bonus process for our NEOs involves two basic steps:

•	At the outset of the year:
¡	Set overall Company performance goals using a scorecard process comprised of annual operating objectives and longer-range strategic goals; and
¡	Set individual objectives aligned with the business strategy and Company scorecard for the year.
•	At the end of the year:
¡	Measure actual performance (individual and Company-wide) against the predetermined Company performance goals and individual performance measures to determine the appropriate award.

These two steps are further described below:

(1)

Setting Company performance goals. Early in each year, the Compensation Committee, working with management, sets performance goals for the Company. The bonus determination for each NEO is primarily based upon the Company’s performance against these goals. The goals that were established for 2013 are discussed below under “2013 Decisions Regarding Incentive Compensation.”

(2)

Measuring performance. After the end of the year, the Compensation Committee reviews the Company’s actual performance against each of the performance goals established at the outset of the year. The Compensation Committee assesses the Company’s performance as well as each NEO’s performance against the individual goals set at the outset of the year. This assessment allows bonus decisions to take into account overall Company performance and each NEO’s personal performance and contribution during the year. In determining the extent to which the pre-set performance goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in the Company’s public filings.

Discretion: Under the IC program, the Compensation Committee has discretion, in appropriate circumstances, to pay incentive compensation at less than or in excess of target levels (e.g. should the individual’s performance in any particular year be evaluated as outstanding), but no more than the lesser of 1) the maximum aggregate amount of the annual incentive pool based on a pre-established fixed percentage of consolidated adjusted net income or 2) a maximum individual amount of $3,000,000 for the President and Chief Executive Officer and three other highest-paid executive officers (not including the Company’s Executive Vice President & Chief Financial Officer in accordance with IRC 162(m)), which is the amount approved by shareholders in accordance with IRC 162(m) of the Internal Revenue Code under Endo’s 2010 Stock Incentive Plan. Further, pursuant to each of our NEOs’ employment agreements, target IC as a percentage of annual base salary may subsequently be increased at the discretion of the Compensation Committee. The Committee did not implement any IC target changes for the Company’s NEOs for the 2013 performance year.

2013 Decisions Regarding Incentive Compensation: The following information summarizes the components of the Company’s IC program and the basis for the actual award granted by the Compensation Committee for 2013. With respect to 2013, the annual award to each of the NEOs was based on the achievement of corporate goals as well as each NEO’s individual performance and demonstrated leadership. The Compensation Committee established corporate performance goals for 2013, placing emphasis on the Company’s new priorities following the 2013 strategic assessment process. Following this assessment, the IC weightings were calibrated to place emphasis on 2013 financial objectives, as well as the Company’s strategic and operating priorities. The performance goals were weighted as follows (specific targets are discussed in the following section heading “2013 Company Performance Against Objectives”):

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The above “scorecard” is structured so that results can generally reach up to 150% of target award opportunity, commensurate with performance. These goals are set so that the Company’s financial performance achieved in each scenario will appropriately fund the cost of the cash incentives. The Compensation Committee, however, has the discretion to withhold annual cash incentives that otherwise would be made to any employees, including the NEOs, if it determines, either on a quantitative or a qualitative basis, that overall performance is below performance thresholds. Moreover, the scorecard achievements are assessed based on whether the Company achieved the scorecard results considering (1) current healthcare compliance as reflected by a robust internal compliance program and as determined by outcomes of regulatory review and inspections, such as those of the Food and Drug Administration, and (2) progress on health and safety outcomes as determined by other regulatory and environmental matters.

2013 Company Performance Against Objectives: The Company made significant progress in 2013 towards its objective of transforming Endo into a leading specialty healthcare company. The Company was redefined in a new strategic direction, completed a significant restructuring, implemented a new, more efficient operating model and completed a series of transactions that have transformed the company, while improving our focus. The Company achieved the following financial objective results compared to plan and prior year:

¡

Achieved $2.824 billion in consolidated revenue from operations compared to 2013 plan of $2.739 billion (103.1% of plan), representing a decrease of 6.7% compared to 2012. Consolidated revenue from operations in 2013 consisted of $2.617 billion of revenue from continuing operations and $207 million of revenue from discontinued operations related to the operating results of the HealthTronics business segment which was sold on February 3, 2014. Consolidated revenue from operations in 2012 consisted of $2.816 billion of revenue from continuing operations and $211 million of revenue from discontinued operations.

¡

Achieved normalized adjusted diluted EPS of $4.94 compared to target of $4.38 (112.8% of plan), representing a 2% decrease compared to 2012. Normalized adjusted diluted EPS in 2013 of $4.94 consisted of $4.79 of adjusted diluted EPS from continuing operations, $0.00 of adjusted diluted EPS from discontinued operations, and $0.15 of adjusted diluted EPS related to an adjustment to normalize shares outstanding to the amount used for the 2013 targets. Adjusted diluted EPS in 2012 of $5.02 consisted of $4.99 of adjusted diluted EPS from continuing operations and $0.03 of adjusted diluted EPS from discontinued operations.

The graph below summarizes the Company’s financial results (numbers are reported in millions, other than per share information).

1.

Adjusted diluted EPS is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP financial measures used by other companies. Endo refers to this non-GAAP financial measure in making operating decisions because it believes it provides meaningful supplemental information regarding the Company’s operational performance. For instance, Endo believes that adjusted diluted EPS facilitates its internal comparisons to its historical operating results and comparisons to competitors’ results. The Company includes adjusted diluted EPS in its earnings announcements because it believes it is useful to investors in allowing for greater transparency related to supplemental information used by Endo in its financial and operational decision-making. In addition, Endo has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Further, Endo believes that adjusted diluted EPS may be useful to investors as it is aware that certain of its significant shareholders utilize this measure to evaluate its financial performance. Finally, adjusted diluted EPS is considered by the Compensation Committee of Endo’s Board of Directors in assessing the performance and compensation of substantially all of its employees, including its executive officers. Investors are encouraged to review the following reconciliation of adjusted diluted EPS to its most directly comparable GAAP financial measure-diluted EPS.

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	2013	2012
Adjusted diluted EPS from continuing operations	$4.79	$4.99
Upfront and milestone payments to partners	$(0.25)	$(0.51)
Acquisition-related and integration items, net	$(0.07)	$(0.16)
Separation benefits and other cost reduction initiatives	$(0.84)	$(0.36)
Asset impairment charges	$(4.33)	$(5.99)
Amortization of intangible assets related to marketed products and customer relationships	$(1.55)	$(1.84)
Inventory step-up	$-	$(0.01)
Non-cash interest expense	$(0.19)	$(0.17)
Net loss on extinguishment of debt	$(0.09)	$(0.06)
Accrual for payment to Impax related to sales of OPANA® ER	$-	$(0.85)
Patent litigation settlement items, net	$0.42	$(0.71)
Litigation-related and other contingencies	$(4.49)	$(2.65)
Other income, net	$0.01	$-
Income tax	$2.11	$2.52
Discontinued operations	$-	$-
Exclusion of dilutive securities due to net loss	$(0.25)	$(0.20)

Diluted EPS from continuing operations	$(4.73)	$(6.00)

The following highlights changes in revenue from continuing operations by reportable segment compared to prior year:

Endo Pharmaceuticals. Revenues from our Endo Pharmaceuticals segment in 2013 decreased 17% to $1.4 billion from $1.7 billion in 2012. This decrease was primarily attributable to decreased revenues from Lidoderm® and Opana® ER which lost exclusivity, partially offset by increases from both Voltaren® Gel and Fortesta® Gel. Additionally, royalty income from Actavis based on its gross profit generated on sales of its generic version of Lidoderm® commenced on September 16, 2013.

Qualitest. Net sales of our generic products in 2013 increased 15% to $730.7 million from $633.3 million in 2012. This increase was primarily attributable to strong demand for Qualitest’s diversified product portfolio, including significant revenue growth from certain existing products and new products launched in the second half of 2012 and first quarter of 2013. During the year ended December 31, 2013, revenues from Qualitest’s top 15 products increased 11% to $415.9 million from $376.1 million in 2012, primarily attributable to increased volumes.

AMS. Revenues from our AMS segment in 2013 decreased 2% to $492.2 million from $504.5 million in 2012. This decrease was primarily attributable to lower sales in the women’s health line, which relates primarily to a reduction in mesh procedural volumes, particularly as to pelvic organ prolapse (POP) repair procedures. This reduction in mesh procedural volumes may be in response to a July 2011 update to the October 2008 Public Health Notification issued by the FDA to further advise the public and medical community regarding potential complications associated with transvaginal placement of surgical mesh to treat POP and stress urinary incontinence (SUI), as well as to the attorney advertising associated with transvaginal mesh litigation. This decrease was partially offset by an increase in the Men’s Health business due to increased volumes.

The following highlights changes in adjusted diluted EPS from continuing operations by reportable segment and other compared to prior year:

Endo Pharmaceuticals. Adjusted diluted EPS from continuing operations before income tax in 2013 decreased 14% to $6.54 from $7.59 in 2012. This decrease was primarily attributable to decreased revenues, partially offset by cost reductions realized in connection with our June 2013 restructuring and other cost reduction initiatives, particularly with respect to sales and marketing expenses.

Qualitest. Adjusted diluted EPS from continuing operations before income tax in 2013 increased 13% to $1.62 from $1.43 in 2012. During the year ended December 31, 2013, revenues increased and operating expenses decreased, primarily with respect to research and development expense. Additionally, margins returned to more normal levels from the comparably higher 2012 amounts, which benefited from favorable pricing on certain of our generic products resulting from market opportunities.

AMS. Adjusted diluted EPS from continuing operations before income tax in 2013 increased 21% to $1.21 from $1.00 in 2012. This increase was primarily attributable to cost reductions realized in connection with our June 2013 restructuring and other cost reduction initiatives, partially offset by decreased revenues.

Corporate unallocated. Corporate unallocated adjusted diluted EPS from continuing operations before income tax in 2013 improved 5% to ($2.67) from ($2.82) in 2012. The improvement during the year ended December 31, 2013 was primarily attributable to decreased research and development, general and administrative and other costs, resulting from our June 2013 restructuring and other cost reduction initiatives, as well as the previously discussed decrease in interest expense.

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Income tax. Adjusted diluted EPS from continuing operations related to income taxes in 2013 increased 14% to ($1.91) from ($2.21) in 2012. The increase during the year ended December 31, 2013 was primarily attributable to a decrease in adjusted income from continuing operations before income tax.

Other performance goals are established in alignment with the Company’s strategic and operating priorities. Further, the goals are developed to deliver strong annual operating performance results, while positioning the Company for longer-term success and enhanced shareholder value. Performance goals are set to be challenging, while reasonably attainable given a concerted effort on the part of the Company’s NEOs and employees in consideration of conditions and trends. NEO compensation is closely aligned with the achievement of the 2013 financial objectives, as well as the Company’s strategic and operating priorities.

The Compensation Committee reviewed the Company’s achievement of the financial and other objectives set forth above for 2013, and approved a company performance factor of 141.3% of target IC payout levels for each NEO. The Compensation Committee also considered each named executive officer’s contributions and awarded the NEOs the 2013 annual cash IC bonus amounts set forth in the “Individual Compensation Determination” section.

See also below under the heading “Retirement and Post-Termination Benefits” regarding how each named executive officer with an employment agreement is entitled to cash incentive compensation as a percentage of salary under certain circumstances.

Equity-Based Long-Term Incentive Compensation

Purpose. The LTI program provides an annual award (and, under certain circumstances, a periodic award) that is performance-based. The objective of the program is to align compensation for NEOs over a multi-year period directly with the interests of shareholders of the Company by motivating and rewarding creation and preservation of long-term shareholder value. The level of LTI compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to NEOs and the goals of the compensation program described above. Currently, LTI awards are equity-based providing for the awarding of PSUs, RSUs, and stock options. The timing of our equity grants, including stock options, is not coordinated in a manner that intentionally benefits our executive officers or is timed to coincide with the release of material non-public information.

The Company believes that a combination of PSUs, RSUs, and stock options closely equates the value of the benefit received by the recipient to the accounting expense of the benefit to the Company. The Company also believes that the resulting blend of PSUs, RSUs, and stock options is supported by the pattern of equity-based awards that prevails in the Data Point Companies and in the external market generally.

Effective with the 2013 grants, senior management’s targeted mix was recalibrated to assign a higher portion of performance-based equity compensation, specifically through the expanded use of PSUs. For senior leaders 75% of the annual equity award is valued based upon share price growth through the granting of PSUs and stock options. This change is intentionally designed to motivate senior management to increase the creation and preservation of shareholder value. The new equity mix for senior management is reflected in the graph to the left.

In determining the annual LTI grants for the NEOs, the Compensation Committee considered market data on total compensation packages, the value of long-term incentive grants at the Data Point Companies, total shareholder return, share usage and shareholder dilution and, except in the case of the award to the President and Chief Executive Officer, the recommendations of the President and Chief Executive Officer.

The respective equity-based LTI compensation target for each named executive officer related to 2013, to be paid in early 2014, is reflected in the graph to the right.

Further, Company and individual performance are considered in the awarding of annual equity-based compensation to NEOs:

•       Overall Company results versus performance scorecard. Company performance is measured as described above in the “Performance- Based Annual Cash Incentive Compensation (IC)” section. At the end of the performance year, an assessment is made of Company results versus pre-determined financial objectives, and annual strategic and operating priorities.

•       Individual performance determined by assessing each named executive office’s achievements versus annual performance objectives. Regarding individual performance, each named executive officer has annual performance objectives that contribute to the growth and development of the Company. At the end of the performance year, each named executive officer’s performance is assessed and then factored into the awarding of equity- based compensation.

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Based upon the achievement of Company goals and individual objectives, our Chief Executive Officer recommends an adjustment to each named executive officer’s target annual equity-based LTI compensation target based upon performance related to key job accountabilities and annual performance objectives. The recommendation is then reviewed by the Compensation Committee, which has discretion to modify the final award. Regarding the award for the Company’s President and Chief Executive Officer, the Compensation Committee follows a similar process and has the ultimate discretion for determining the annual equity award.

Discretion. Mr. De Silva’s employment agreement did not prescribe a specific LTI target but instead provided that his LTI compensation would be determined at the sole discretion of the Compensation Committee if the Company and executive achieve certain performance targets set by the Committee with respect to each year ending during Mr. De Silva’s employment term. All other NEOs are eligible to receive LTI compensation in an amount equal to a fixed percentage of their annual base salary for such year (or such lesser (including zero) or greater percent of the base salary for such year as is recommended to the Compensation Committee by the CEO and approved by the Compensation Committee).

Performance Share Units. Beginning in 2010, PSU awards were and now continue to be granted annually, with each award covering a three-year performance period. Through this program, senior leaders are eligible to earn a specified target number of shares of the Company at the end of a minimum three-year performance period. The actual share award is paid out at the end of the three-year plan period depending on how well the Company performed against the targets set at the beginning of the three-year program.

In March 2013, the Compensation Committee reviewed and approved a new PSU design effective with the 2013 grants and awarded PSUs to its NEOs. In an effort to increase the level of focus placed on increasing shareholder value, the Compensation Committee approved the implementation of a single performance measure based exclusively on three-year TSR performance. The number of PSUs awarded to each executive is based on a targeted percentage of the executive’s base salary with the actual number of shares awarded adjusted to between zero and 300% of the target award amount based upon achievement of pre-determined TSR performance goals. The performance period for these awards began on January 1, 2013 and ends on December 31, 2015. Payouts with respect to these PSUs, if any, will be made in ordinary shares of the Company in March 2016, following the close of the three-year performance cycle and are therefore not eligible for earlier acceleration of vesting if target TSR attainment levels are achieved prior to the end of the three-year performance cycle. In determining the extent to which the pre-set performance measures are met for a given period, the Compensation Committee may exercise its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in the Company’s public filings.

Starting with 2013 grants, holders of PSUs will be entitled to receive a number of shares of the Company equal to a multiple of the award based on the Company’s relative TSR (as specifically defined below) for the performance period as compared to the TSR for the performance period of companies comprising the S&P 1500 Health Care Index as of the last day of the performance period, in accordance with the adjacent graph; provided, however, that, notwithstanding the adjacent graph, a maximum of 0.5x of the award shall vest if the Company’s Total Shareholder Return for the performance period is negative. In addition to achieving percentile rankings at or above the 80th percentile, the following absolute performance levels must be achieved in order to attain a payout above 1.5x:

•	To attain a 2.25x payout, TSR must also reach an absolute performance level threshold equal to a minimum of 200% of the Per Share Price at the beginning of the measurement period
•	To attain a 3x payout, TSR must also reach an absolute performance level threshold equal to a minimum of 220% of the Per Share Price at the beginning of the measurement period.

“Total Shareholder Return” shall mean the appreciation of the Per Share Price during the performance period, plus any dividends paid on the applicable company’s ordinary shares during such performance period.

“Per Share Price” shall mean the average of the closing prices of the Company’s ordinary shares for the applicable company during the eighty consecutive trading days ending on the day prior to the applicable measurement date.

The determination of TSR will be made at the sole discretion of the Board. The Board also has discretion to accelerate the vesting of all or a portion of the Participant’s Performance Award based upon the overall performance of the Company and/or the Participant or based upon any change in business conditions, provided that the exercise of such discretion would not cause a Performance Award that would otherwise be deductible as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code to become non-deductible.

(continued)

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In February 2014, the Compensation Committee reviewed and approved additional enhancements to the PSU program effective with the 2014 grants to its NEOs, not including Mr. De Silva. The program changes include the following:

•	Metrics exclusively tied to absolute 3-Year compounded annual growth rate (CAGR) performance in an effort to align award levels with actual increases in shareholder value;
•

The 3-Year CAGR will be determined based on the appreciation of the per share price during the performance period, plus any dividends paid on the shares of the Company ordinary shares during the performance period;

•

The per share price used to measure 3-Year CAGR performance shall mean the average of the closing prices of the Company ordinary shares (on the national securities exchange on which the Shares of the Company is principally traded) during the thirty consecutive trading days ending on the day prior to the applicable measurement date, which is common in LTI plans that utilize stock price appreciation as a metric;

•	The 3-Year CAGR performance period follows a “grant date” basis to better align the performance and vesting periods, while providing symmetry with other annual equity grants;
•	The PSU performance/payout schedules are calibrated to more closely align with Endo’s current and future business state;
•

Change In Control provisions allow for awards to be settled based on achievement of applicable performance criteria measured as of the date of the Change in Control in response to growing market prevalence;

•	Removal of minimum service requirements associated with terminations “by the company without cause” or “by the executive for good reason” to better align with market practices; and
•	PSU eligibility expanded to all Vice President-level positions to further strengthen the focus on shareholder value creation and preservation.

In February 2014, the Compensation Committee approved the share matching program, which would be applicable to all executive leadership team members. The program would allow participants to make a direct investment in Endo ordinary stock during a pre-defined period, which the Company would immediately match with a performance share unit for each share purchased up to one times the employee’s base salary. The matching PSUs would vest on the third anniversary of the date issued to the employee if the compound annual growth rate of the Company ordinary stock is at least 10% over the three-year period. The program can be offered on a periodic basis to all ELT members, with the initial offering period to be determined at a later time. Subsequent offerings are subject to Compensation Committee approval.

Restricted Stock Units. In addition to the PSUs described above, our NEOs also are granted time-based RSUs, which are the second element of our equity-based LTI compensation package. RSUs are valued based on the closing price of our ordinary shares on the NASDAQ on the date of grant, and each RSU represents the right to receive one ordinary share of the Company as of the date of vesting. RSUs granted to the NEOs generally vest ratably over four years.

Stock Options. The Company’s LTI compensation has historically taken the form of stock option awards. Stock options represent the third element of our equity-based LTI compensation package, and are designed to reward NEOs only if the share price increases. The LTI program calls for stock options to be granted with exercise prices of not less than the closing price of our shares as quoted on the NASDAQ on the date of grant and generally to vest ratably over four years. The Compensation Committee will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, share or extraordinary dividends, share splits, mergers, spin-offs and similar events permitted by the relevant plan) without shareholder approval. Stock options grants to NEOs have historically been awarded with a term of ten years, although effective with the 2013 grants, annual option awards will generally be granted with a term of 7 years. In the case of Mr. De Silva’s initial equity award, his stock options were awarded with a term of 10 years.

Vesting due to retirement age. PSUs, RSUs and stock options are fully vested on the first day of the year in which an NEO reaches retirement age, which is considered age 60 with five years of service or age 55 with ten years of service. However, share awards vested as a result of reaching retirement age are not settled into shares of Endo until after the end of the performance period. In addition, stock options vested as a result of reaching retirement age are not exercisable until after the end of the performance period.

Considerations. The Company believes that the most effective means to encourage long-term performance by our NEOs is to create an ownership culture. This philosophy is implemented through the granting of the equity-based awards described above. The LTI program described above is designed so that Company leaders hold a competitive stake in the Company’s financial future. The LTI program provides a future reward structure so that employees who have an impact on the Company’s performance share in the results of that impact.

The LTI pool is established annually based on the Company’s achievement of goals and objectives, and can vary significantly from year to year. The share pool is also managed in a manner that focuses on optimizing share utilization, while remaining aligned with competitive eligibility and grant practices. Key dilution metrics such as burn rate and overhang are regularly evaluated against external benchmarks, but also considered is the context of the Company’s significant growth in recent years.

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The Company generally establishes eligibility criteria to align Company and industry practices, with participation in the LTI program based on individual performance. The ESPP discussed above was introduced in 2012 to reinforce the Company’s emphasis on building an ownership culture for all eligible employees regardless of whether or not they participate in the LTI program. LTI opportunities remain an important component of the Company’s compensation philosophy, and are allocated most heavily to:

•	Reward consistently high performing individuals who we expect will increase the future value of the Company;
•	Reward individuals at various levels who have high impact relative to the expectations of their role; and
•	Retain eligible individuals who have skills critical to the long-term success of the Company and who exemplify our core value behavior.

Timing of Grants. Annual grants of PSUs, RSUs, and stock options to our NEOs are typically made at a regularly scheduled meeting of the Board of Directors held during the first quarter of each year. The Compensation Committee may also make occasional grants during the year to employees of the Company. These grants are typically associated with promotions and hiring, and are typically made on the effective date of the promotion or the first day of employment. As noted in the approved merger proposal, Endo’s Board of Directors determined that no grants of share-based compensation will be made to any director or to the Chief Executive Officer of Endo International plc during the 6-month period following the merger.

2013 Decisions Regarding Equity-Based LTI Program. In 2013, the Compensation Committee awarded LTI compensation for NEOs pursuant to the program described above resulting in the awards of PSUs, RSUs, and stock options identified in the Summary Compensation Table and the 2013 Grants of Plan-Based Awards Table. For grants awarded in 2014 based on 2013 performance, the Compensation Committee reviewed the Company’s achievements as well as each named executive officer’s contributions and awarded the NEOs the LTI amounts set forth in the “Individual Compensation Determination” section.

Periodic Review. The Compensation Committee reviews both the annual IC program and the LTI program annually to confirm that their key elements continue to meet the objectives described above.

Ownership Guidelines for Executive Management. The current Ownership Guidelines for executive management are as follows: Executive management is expected to achieve the Ownership Guidelines within five years of joining the Company, or, if in the case of individuals serving in this capacity at the time the Ownership Guidelines were adopted, within five years of the date of adoption of the Ownership Guidelines. Executive management is also expected to continuously own sufficient shares to meet the Ownership Guidelines once attained. Members of executive management who subsequently get promoted to a higher level will have five years from the date of promotion to achieve their new ownership target.

Individual Compensation Determination

Under our compensation structure, the mix of base salary, cash IC and equity-based LTI compensation varies depending on each named executive officer’s level. Annual compensation determinations by the Compensation Committee and Board are based on factors including the Company’s performance, individual performance, and the competitiveness of each NEO’s pay as reported by the Compensation Committee’s consultant, Hay Group. The following summarizes the compensation decisions for the named executive officers based on 2013 performance:

Name	Base Salary as of December 31, 2013	2013 IC Target	2013 IC Actual	2013 Long-Term Equity Incentive Compensation Target	2013 Long-Term Equity Incentive Compensation Actual (1)(2)
Rajiv De Silva (3)	$975,000	$1,170,000	$2,193,750	$3,900,000	$-
Suketu P. Upadhyay	$575,000	$105,311	$186,006	$1,150,000	$1,768,691
Donald DeGolyer	$650,000	$390,000	$524,940	$1,625,000	$1,785,269
Caroline B. Manogue	$562,000	$309,100	$567,786	$1,124,000	$1,666,916
Ivan P. Gergel, M.D.	$655,100	$360,305	$432,744	$1,310,200	$-

1

The amounts shown in this column include the fair value under ASC 718 of the 2013 annual option awards on the date of grant determined using the Black-Scholes or Monte-Carlo variant valuation model, as appropriate. Additionally, amounts reflect the grant-date fair value of the annual PSUs which include both a performance and market-based variable as defined within ASC 718. Although the fair value of executive award grants listed above

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has been determined in accordance with the applicable accounting standards, values may not be indicative of the fair value observed in a willing buyer / willing seller market transaction. The annual stock award grant is typically in late February of each year and the exercise price of the securities grant, if applicable, is the closing price on the date of the grant. As noted in the approved merger proposal, Endo’s Board of Directors determined that no grants of share-based compensation will be made to any director or to the Chief Executive Officer of Endo International plc during the 6-month period following the merger.

2

Special off-cycle equity awards for Mr. De Silva, Ms. Manogue and Dr. Gergel in the amounts of $2,572,297, $655,488 and $382,012, respectively, are not included in the figures noted in this table since they are outside of the annual grant process. For Mr. De Silva, this amount represents the Matched PSUs granted on his first day of employment, March 18, 2013. Subject to the terms and conditions outlined in Mr. De Silva’s employment agreement, the Matched PSUs allow for a performance-based award granted in connection with Mr. De Silva’s personal investment in Endo Shares. The Matched PSUs were approved by the Board as a means of allowing Mr. De Silva the opportunity to quickly establish a significant equity stake in Endo, which is tied to performance-based vesting and holding conditions designed to increase shareholder value. For Ms. Manogue and Dr. Gergel, the off-cycle awards reflect the special key employee PSUs granted on July 1, 2013 which were awarded by the Compensation Committee in recognition of high performance demonstrated during Endo’s 2013 restructuring. The off-cycle PSUs for Ms. Manogue and Dr. Gergel follows the same general structure used for the 2013 annual PSU grants, which were designed to increase the level of focus placed on increasing shareholder value.

3

Following discussions with the Compensation Committee’s consultant, Hay Group, the Board awarded Mr. De Silva a 2013 discretionary cash bonus of $3,500,000 in recognition of Mr. De Silva’s leadership in driving shareholder value through the development and execution of a transformational long-term vision and strategy for the Company that included the restructuring of the business into a leaner operating model, the pursuit and execution of value-creating accretive transactions, sharpening the R&D focus on late stage assets, optimizing the capital structure of the Company and strengthening the organization and talent. This bonus was outside of the Company’s IC program.

Each named executive officer’s target percentage and actual number of PSUs, RSUs, and stock options granted in 2014 based on 2013 performance were as follows:

Name	LTI Target % of Base Salary	PSUs Actually Granted	RSUs Actually Granted	Options Actually Granted
Rajiv De Silva	400%	-	-	-
Suketu P. Upadhyay	200%	10,147	5,073	18,905
Donald DeGolyer	250%	10,242	5,121	19,081
Caroline B. Manogue	200%	9,563	4,781	17,818
Ivan P. Gergel, M.D.	200%	-	-	-

Rajiv De Silva

President and Chief Executive Officer

To provide further assurance of independence, the data used to determine the compensation recommendation for the President and Chief Executive Officer is developed by Hay Group. Hay Group prepares analyses showing competitive Chief Executive Officer compensation among the Data Point Companies for the individual elements of compensation and total direct compensation. The consultant develops a range of recommendations, based on various company and individual performance assumptions, for any change in the President and Chief Executive Officer’s base salary, annual cash incentive, equity grant value, and equity mix. The recommendations take into account the competitive Data Point Company pay analysis, expected future pay trends, and the position of the President and Chief Executive Officer in relation to other senior company executives and proposed pay actions for all key employees of the Company. The range allows the Committee to exercise its discretion based on the President and Chief Executive Officer’s individual performance and other factors. The results of this analysis are shared with the Committee, during which time the Company’s performance, and the performance of the President and Chief Executive Officer are evaluated, and compensation decisions determined. The President and Chief Executive Officer has no prior knowledge of the recommendations, and only participates in the process during the stage when he reviews his evaluation of Company performance and his personal performance with the Committee. The President and Chief Executive Officer takes no part in the recommendations, Committee discussions, or decisions, other than what is described above. The Board’s assessment of Mr. De Silva’s performance is based on the Company’s exceptional strategy and operating results accomplished through the development and execution of a transformational long-term vision and strategy for the Company that included the restructuring of the business into a leaner operating model, the pursuit and execution of value-creating accretive transactions, sharpening the R&D focus on late stage assets, optimizing the capital structure of the Company and strengthening the organization and talent. The Board also strongly considered the operating and financial performance of the Company as summarized in the “Performance-Based Annual Cash Incentive Compensation (IC)” section.

Based on the Company’s strong performance, an evaluation of Mr. De Silva’s individual performance, and an analysis of the competitiveness of his pay related to the Company’s Data Point Companies conducted by the Compensation Committee’s consultant, Hay Group, Mr. De Silva’s annual base salary compensation was increased to $1,100,000 effective March 1, 2014, and his 2014 performance-based bonus target was increased to 125% of annual base salary with a maximum award of 225% of

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target. Further, Mr. De Silva was awarded a 2013 performance-based bonus equal to 187.5% of his target amount in addition to a discretionary cash bonus of $3,500,000 in recognition of Mr. De Silva’s strategic and operating performance resulting in increased shareholder value in 2013.

Suketu P. Upadhyay

Executive Vice President & Chief Financial Officer

Mr. Upadhyay serves as Chief Financial Officer, and is responsible for investor relations and leading the Company’s enterprise-wide information technology solutions. Under Mr. Upadhyay’s financial leadership in 2013, adjusted diluted EPS exceeded plan by 12.8%. Adjusted diluted EPS goals were exceeded in 2013 following the implementation of operating expense reductions in support of the Company’s lean operating model. Under Mr. Upadhyay’s leadership, the Company successfully implemented Endo’s new financial strategy, allowing the Company to meet 2013 capital expenditure management objectives, while optimizing long-term costs of capital and improving the Company’s covenant profile for future operating flexibility. Based on Mr. Upadhyay’s contributions to the Company in 2013, the Board approved a merit increase of 4.3% effective March 1, 2014. Mr. Upadhyay was also awarded an annual performance-based bonus equal to 177% of his prorated annual cash IC target opportunity and an equity-based award equal to 140% of his LTI target. Based on an analysis of Mr. Upadhyay’s competitiveness of his pay related to the Company’s Data Point Companies conducted by the Compensation Committee’s consultant, Hay Group, Mr. Upadhyay’s 2014 LTI target was increased to 250% of annual base salary.

Donald DeGolyer

Chief Operating Officer, Pharmaceuticals

Mr. DeGolyer is responsible for strategically and operationally leading Endo Pharmaceuticals and Qualitest pharmaceutical businesses. In support of Endo’s objective to pursue accretive, value-creating acquisition opportunities, Mr. Degolyer was instrumental in leading the acquisition of Boca Pharmacal, the Company’s first acquisition since the launch of the new operating model and strategy. In 2013, Mr. DeGolyer also contributed to the Company’s results by driving organic revenue growth through the commercial advancement of key products including VOLTAREN® GEL and FORTESTA® GEL, while completing planned generics ANDA filings and launching a significant number of new products. Mr. DeGolyer led the Endo Pharmaceuticals business, excluding the LIDODERM® and OPANA® products which lost exclusivity, to a revenue increase of 31% and led the Qualitest business to a revenue increase of 15%, while managing expenditures in support of Endo’s lean operating model. In recognition of Mr. DeGolyer’s leadership and contributions in 2013, the Board approved a merit increase of 2% effective March 1, 2014. Further, Mr. DeGolyer was also awarded an annual performance-based bonus equal to 135% of his annual cash IC target opportunity and an equity-based award equal to 100% of his LTI target.

Caroline B. Manogue

Executive Vice President, Chief Legal Officer & Company Secretary

Ms. Manogue serves as the Company’s Chief Legal Officer & Company Secretary and played a key leadership role in shaping the Company’s strategy and executing business development. Ms. Manogue has broad-based technical and business acumen, providing advice on significant legal and business matters to the Board, President and Chief Executive Officer and other key Company executives. Ms. Manogue demonstrated continued exceptional leadership related to a broad range of important business-related priorities, and contributed greatly to the Company’s business development strategy involving the acquisitions of Boca Pharmacal and Paladin Labs Inc. as well as the divestiture of HealthTronics. Ms. Manogue also led the effort surrounding the re-domiciling of the Endo parent company in Ireland, and supported the execution of the Company’s recent restructuring following the launch of the new operating model and strategy, as well as Endo’s new financial strategy. Additionally, she contributed to the Company’s final settlement with the government relating to its investigation into Endo Pharmaceuticals’ past marketing and promotion of Lidoderm®. In recognition of her contributions in 2013, the Board approved a merit increase of 3% effective March 1, 2014. Ms. Manogue was also awarded an annual performance-based bonus equal to 184% of her annual cash IC target opportunity and an equity-based award equal to 135% of her LTI target. Based on an analysis of Ms. Manogue’s competitiveness of her pay related to the Company’s Data Point Companies conducted by the Compensation Committee’s consultant, Hay Group, Ms. Manogue’s 2014 LTI target was increased to 250% of annual base salary.

Ivan P. Gergel, M.D.

Executive Vice President, Research & Development & Chief Scientific Officer

During 2013, Dr. Gergel led the Company’s research and development function, involving the continued advancement of the Company’s portfolio through targeted selection of key investment opportunities while accelerating the development of strategic assets. Under Dr. Gergel’s leadership, he led the expansion of the Company’s research & development pipeline, progressing key development assets including BEMA® Buprenorphine indicated for the for the novel buccal delivery of the schedule III opiate buprenorphine, and AVEED® a long-acting testosterone undecanoate injection intended for men diagnosed with hypogonadism which was approved by the U.S Food and Drug Administration on March 5, 2014. In 2013, Dr. Gergel also implemented significant operating expense reductions in support of the Company’s lean operating model, while continuing to provide balanced support to both internal and external customers. As a result of Dr. Gergel’s contributions in 2013, the Board approved an annual performance-based bonus equal to 120% of his annual cash IC target opportunity. On February 27, 2014, the Company announced that Dr. Gergel would be leaving the Company effective March 31, 2014. Dr. Susan Hall, Ph.D. joined Endo as Executive Vice President, Chief Scientific Officer and Global Head of Research & Development and Quality on March 10, 2014.

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Additional Compensation Components

The Company’s current practice is to limit use of perquisites. In 2013, other than as described below, the only perquisites provided to the NEOs were financial planning services, use of a Company car or car services and term life insurance.

Retirement and Post-Termination Benefits

Retirement Benefits. The Company currently offers two executive retirement programs: the 401(k) Restoration Plan and the Executive Deferred Compensation Plan, each of which is described below. Both plans were effective January 1, 2008, and were amended and restated in 2013.

401(k) Restoration Plan. The purpose of the 401(k) Restoration Plan (Parity Plan) is to provide eligible employees with the opportunity to defer a portion of their compensation on a tax-favored basis in parity with the tax benefit provided under the qualified 401(k) plan. The 401(k) Parity Plan allows eligible employees whose compensation exceeds the Internal Revenue Code Section 401(a)(17) amount (or other criteria set by the Compensation Committee), including NEOs, to defer eligible pay and prior to 2014, receive Company matching contributions after such individual’s compensation has exceeded the earnings maximum in the Company’s existing qualified 401(k) plan. Effective with the 2014 plan year, the Company will no longer fund employer matching contributions in the Parity Plan.

The amount in any individual’s 401(k) Parity Plan account will be paid to such individual at termination of employment or following the elected specified payment date. Actual 401(k) Parity Plan participation will begin when an executive’s total cash compensation exceeds the Internal Revenue Code earnings limit for the qualified 401(k) ($260,000 for 2014). Individuals who elect to defer their eligible pay under the 401(k) Parity Plan will defer federal and state (to the extent allowed by state law) taxes until the account is paid to the individual.

Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan permits executives to elect to defer up to 100% of the portion of the following year’s LTI compensation that is in the form of RSUs.

Deferral of the RSUs defers federal and state (as allowed under state laws) taxes on the compensation when the RSUs vest. The compensation is deferred until the deferred RSUs are settled in shares. The RSUs may be deferred to a specified payment date on which the elected disbursement(s) under the participant’s account will commence. The value of the compensation an executive receives upon the share delivery is based on the value of the Company’s shares on the date the deferral is delivered to the executive, and the executive will be responsible for the federal and state taxes at that time.

The Executive Deferred Compensation Plan also allows an executive to defer up to 50% of his or her annual cash IC award. When an executive makes his or her irrevocable election to defer cash IC, he or she also elects a specified payment date in which the elected disbursement(s) under the participant’s account will commence.

Employment and Change in Control Agreements; Severance Agreements. The Company generally enters into a written employment agreement with each of its NEOs. The purpose of these agreements is to aid recruitment and retention and to reinforce an ongoing commitment to shareholder value creation and preservation.

On February 25, 2013, the Company announced that Mr. Rajiv De Silva had been named the Company’s President and Chief Executive Officer, effective March 18, 2013. In connection with Mr. De Silva’s appointment, he entered into an employment agreement with the Company, dated February 24, 2013. On September 9, 2013, the Company announced the appointment of Mr. Suketu P. Upadhyay to the position of Executive Vice President and Chief Financial Officer of the Company, effective September 23, 2013. In connection with Mr. Upadhyay’s appointment, he entered into an employment agreement with the Company, dated September 4, 2013. On July 22, 2013, Endo announced the appointment of Mr. Don DeGolyer as Chief Operating Officer, Pharmaceuticals, which included our Endo Pharmaceuticals and Qualitest segments, effective August 1, 2013. In connection with Mr. DeGolyer’s appointment, he entered into an employment agreement with the Company, dated May 24, 2013. On April 11, 2008, the Company announced that Dr. Ivan P. Gergel was named the Company’s Executive Vice President, Research and Development & Chief Scientific Officer, effective April 29, 2008. The Company entered into an employment agreement with Dr. Gergel as of April 11, 2008, which was amended and restated on October 27, 2011. On February 27, 2014, the Company announced that Dr. Gergel was leaving the Company on March 31, 2014. In 2004, the Company announced that Ms. Caroline B. Manogue was named the Company’s Executive Vice President, Chief Legal Officer, and Company Secretary. The Company entered into an employment agreement with Ms. Manogue as of January 1, 2004, which was amended and restated on December 31, 2006 and subsequently amended and restated on December 19, 2007.

Mr. De Silva’s, Mr. Upadhyay’s and Mr. DeGolyer’s current employment agreements each have a term of three years. Ms. Manogue’s employment agreement has a rolling twenty-four month employment period, unless either the Company or Ms. Manogue elects to terminate her employment agreement. We refer to the employment period for each named executive officer as the Employment Period.

Each Employment Agreement sets forth the annual salary of the respective named executive officer, which is, in each case, subject to annual reviews, at the discretion of the Compensation Committee. Each named executive officer will be paid cash IC in an amount equal to a set percentage of his or her annual salary for each year (or such lesser or greater amount for such year)

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amount as is recommended and approved by the Compensation Committee) if the Company achieves certain performance targets set by the Compensation Committee for such year. Each named executive officer is eligible to earn as additional compensation for the services to be rendered pursuant to his or her employment agreement, if applicable, equity-based LTI in an amount approved by the Compensation Committee.

If any of the named executive officers terminates his or her current employment agreement for Good Reason or if the Company terminates him or her Without Cause, the Company will (i) pay a lump sum equal to two times his or her then current salary and target IC for the year in which the termination is effective and (ii) continue to provide such named executive officer with medical and life insurance benefits for twenty-four (24) months. If Ms. Manogue is terminated other than for Cause or quits for Good Reason within twenty-four (24) months of a Change In Control, then she will be entitled to receive (x) a lump sum payment equal to two times the sum of (1) her then current salary plus (2) the higher of (a) her target IC for the year during which the termination is effective or (b) her IC for the year immediately preceding the year in which the termination is effective, plus (y) medical and life insurance benefits for a period equal to twenty-four (24) months after the date on which the termination is effective. If Mr. De Silva is terminated other than for Cause or quits for Good Reason within twenty-four (24) months of a Change In Control, then he will be entitled to receive (x) a lump sum payment equal to two times the sum of (1) his then current salary plus (2) his target bonus, plus (y) medical and life insurance benefits for a period equal to twenty-four (24) months after the date on which the termination is effective. Each named executive officer’s employment agreement contains a non-compete provision.

David P. Holveck

On December 12, 2012, the Company announced that Mr. Holveck would retire from the Company, but would continue to serve in his positions until the earlier of his successor being in place or the May 2013 annual meeting of Endo shareholders. Mr. Holveck retired from the Company effective March 15, 2013.

Alan G. Levin

On May 29, 2013, the Company announced that Alan G. Levin would be leaving the Company, but would continue to serve in his position until the fall of 2013 or earlier upon the appointment of his successor. Mr. Levin resigned from the Company effective December 6, 2013. In connection with Mr. Levin’s resignation, the Company and Mr.Levin entered into a separation agreement that provided Mr. Levin with the payments and benefits which he would have been entitled to receive under his employment agreement for a termination by the Company without cause, severance payments totaling $1.6 million, as well as accelerated vesting of 12,039 stock options originally granted on February 19, 2010, a total of 23,446 restricted stock units, of which 16,962, 3,206 and 3,278 RSU’s were originally granted on February 19, 2010, February 23, 2011 and February 22, 2012, respectively, and 15,248 performance share units originally granted on February 23, 2011.

Julie H. McHugh

On May 29, 2013, the Company announced that Ms. McHugh, would be leaving the Company, effective immediately. In connection with Ms. McHugh’s resignation, the Company and Ms. McHugh entered into a separation agreement that provided Ms. McHugh with the payments and benefits that she would have been entitled to receive under her employment agreement for a termination by the Company without cause, severance payments totaling $1.9 million, as well as accelerated vesting of 3,510 restricted stock units originally granted on March 15, 2010.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a tax deduction for certain compensation in excess of $1 million in any one year paid to its Chief Executive Officer or any of its three other highest-paid executive officers (not including the Company’s Chief Financial Officer), unless certain specific and detailed criteria are satisfied. However, certain qualifying “performance-based” compensation (i.e., compensation paid under a plan administered by a committee of outside directors, based on achieving objective performance goals, the material terms of which were approved by shareholders, such as our 2010 Stock Incentive Plan) is not subject to the $1 million deduction limit. While the Compensation Committee considers the applicable rules regarding deductibility when making awards, it reserves the right to make nondeductible payments when it deems appropriate. A portion of the compensation established by the Compensation Committee for 2013 for the President and Chief Executive Officer exceeded the $1 million deduction limit established in Section 162(m) of the Internal Revenue Code and is therefore not deductible.

Company Policy on Parachute Payments

On May 5, 2009, the Company’s Board of Directors adopted a policy that provides that the Company will not enter into any future employment agreements that include “golden parachute” excise tax gross-ups with respect to payments contingent upon a change in control. Accordingly, the employment agreement of each of Mr. De Silva, Mr. Upadhyay and Mr. DeGolyer does not include excise tax gross-ups with respect to payments contingent upon a change in control. Ms. Manogue’s employment agreement, which has been in effect since December 2007, provides that, if any of the payments or benefits received or to be received by the executive (including any payment or benefits received in connection with a change of control or the executive’s termination of employment) will be subject to the excise tax under Section 4999 of the Internal Revenue Code for excess parachute payments, then the Company will pay to the executive an additional amount (an excise tax gross-up) such that the net amount retained by the executive, after deduction of any excise tax on and any federal, state and local income and employment taxes and after taking into account the phase out of itemized deductions and personal exemptions attributable to this payment, shall be equal to the total payments the executive would have otherwise received. An excess parachute payment

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is generally a change in control payment in excess of one times the average of the officer’s taxable W-2 income for the five years prior to the change in control (base amount), and generally only results if the change in control payment exceeds 2.99 times the base amount. Excess parachute payments, including any excise tax gross-up payments, are non-deductible to the Company under Section 280G of the Internal Revenue Code.

Recovery of Compensation

In 2009, the Compensation Committee adopted a compensation recovery policy relating to repayment of cash incentive awards by an executive in the event of a restatement of the Company’s financial results.

Specifically, if the Company issues a restatement of its reported financial results, or if it is determined that there was executive misconduct in a prior period that impacted the financial results for that period, the Compensation Committee will determine whether the restatement was material, and if so, to what extent “covered payments” should be returned to the Company to the extent that such payments were overstated as a result of the change in financial condition. Restatements of financial results that are the direct result of changes in accounting standards will not result in recovery of covered payments.

“Covered payments” are those payments that are eligible to be recovered by the Company under this policy including, without limitation, policies adopted to comply with applicable law, and include cash incentives paid to the NEOs for performance during the restated fiscal year(s). In addition, the Compensation Committee reserves the discretion to recover covered payments from other Company senior management employees, including all vice presidents and above, if the Compensation Committee deems it appropriate.

Compensation Committee Report

The Compensation Committee reviewed and discussed with the Company’s management the section of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS”. In reliance on this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement and incorporated by reference into the Endo Health Solutions Inc. Annual Report on Form 10-K for the year ended December 31, 2013.

Submitted by the Compensation Committee of the Company’s Board of Directors.

Members of the Compensation Committee:

William P. Montague (Chairman) Arthur J. Higgins (Member) Michael Hyatt (Member) John J. Delucca (Alternate) William F. Spengler (Alternate)

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Compensation of Executive Officers and Directors

Summary Compensation Table

The following table sets forth the cash and non-cash compensation paid to or earned by our current and former President and Chief Executive Officer, Executive Vice President & Chief Financial Officer and the other three most highly compensated executive officers of the Company (collectively, the NEOs) for the years ending December 31, 2013, 2012 and 2011. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

Name and Principal Position	Year	Salary ($)			Bonus ($)		Share Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)		Total ($)
Current (as of 12/31/13) Named Executive Officers
Rajiv De Silva (4) President and Chief Executive Officer	2013		$771,875		$3,500,000		$4,782,992		$1,253,179		$2,193,750		$92,256		$12,594,052
Suketu P. Upadhyay (5) Executive Vice President & Chief Financial Officer	2013		$157,019		$-		$1,595,917		$-		$186,006		$226,557		$2,165,499
Donald DeGolyer (6) Chief Operating Officer, Pharmaceuticals	2013		$270,833		$-		$2,643,267		$-		$524,940		$344,154		$3,783,194
Caroline B. Manogue Executive Vice President, Chief Legal Officer & Company Secretary	2013 2012 2011	$ $ $	562,000 558,333 526,667	$ $ $	- - -	$ $ $	1,394,655 906,658 797,306	$ $ $	245,699 450,012 397,980	$ $ $	567,786 - 438,075	$ $ $	69,521 93,629 87,315	$ $ $	2,839,661 2,008,632 2,247,343
Ivan P. Gergel, M.D. Executive Vice President, Research & Development & Chief Scientific Officer	2013 2012 2011	$ $ $	655,100 651,917 632,833	$ $ $	- - -	$ $ $	1,126,971 939,728 904,956	$ $ $	247,629 466,412 451,683	$ $ $	432,744 - 412,764	$ $ $	72,551 94,897 113,314	$ $ $	2,534,995 2,152,954 2,515,550
Former Named Executive Officers
David P. Holveck President and Chief Executive Officer	2013 2012 2011	$ $ $	240,625 1,145,833 1,063,667	$ $ $	- - -	$ $ $	- 3,693,889 3,528,008	$ $ $	- 1,833,397 1,760,933	$ $ $	- - 1,869,120	$ $ $	78,810 169,673 155,433	$ $ $	319,435 6,842,792 8,377,161
Alan G. Levin Executive Vice President & Chief Financial Officer	2013 2012 2011	$ $ $	627,051 665,500 638,833	$ $ $	- - -	$ $ $	685,712 1,165,973 1,112,370	$ $ $	227,933 578,721 555,231	$ $ $	485,026 - 563,364	$ $ $	1,747,571 79,303 21,103	$ $ $	3,773,293 2,489,497 2,890,901
Julie H. McHugh Chief Operating Officer	2013 2012 2011	$ $ $	241,295 585,000 555,833	$ $ $	- - -	$ $ $	754,797 1,128,289 1,070,030	$ $ $	250,899 560,022 534,075	$ $ $	204,193 - 475,776	$ $ $	1,977,986 94,821 92,438	$ $ $	3,429,170 2,368,132 2,728,152

1

The amounts shown in this column represent the grant date fair value for each executive’s awards under ASC 718. The grant date fair value of the portion of PSUs which are earned based on the Company’s net sales performance was determined using the closing price of the Company’s stock on the grant date. The grant date fair value of the portion of our PSUs which are earned based on the Company’s TSR performance was determined using a Monte-Carlo variant valuation model, which considers a variety of potential future share prices for Endo as well as our peer companies in a selected market index. See further discussion of the provisions of our PSUs above in the “Performance Shares Units” section above. See notes 16, 14 and 13 to our audited financial statements included in the Endo Health Solutions Inc. 2013, 2012 and 2011 Annual Reports on Form 10-K, respectively, for the assumptions we used in valuing and expensing these awards in accordance with ASC 718.

2

The amounts shown in this column represent cash amounts earned pursuant to the Company’s IC program with respect to 2013, 2012 and 2011 performance, respectively. These amounts were awarded by the Committee on February 26, 2014 and February 22, 2012, respectively.

3	The amounts shown in this column for 2013 include the items summarized in the table below:

(continued)

38

Name and Principal Position	Perquisites & Other Personal Benefits (a)		Registrant Contributions to Defined Contribution Plans (b)		Life Insurance Premiums (c)		Tax Reimbursements (d)		Other (e)		Total
Rajiv De Silva	$78,148	$	12,863	$	1,245	$	-	$	-	$	92,256
Suketu P. Upadhyay	$21,959	$	4,313	$	285	$	-	$	200,000	$	226,557
Donald DeGolyer	$43,061	$	-	$	1,093	$	-	$	300,000	$	344,154
Caroline B. Manogue	$31,769	$	35,125	$	2,627	$	-	$	-	$	69,521
Ivan P. Gergel, M.D.	$28,105	$	40,944	$	3,502	$	-	$	-	$	72,551
David P. Holveck	$7,676	$	17,326	$	2,223	$	-	$	51,585	$	78,810
Alan G. Levin	$36,187	$	31,448	$	3,647	$	-	$	1,676,289	$	1,747,571
Julie H. McHugh	$9,000	$	16,225	$	581	$	-	$	1,952,180	$	1,977,986

a

Mr. De Silva and Mr. Upadhyay received $78,148 and $21,959, respectively, for relocation assistance. Mr. DeGolyer received $38,061 for relocation assistance and $5,000 for financial planning services. Ms. Manogue received $15,291 for car allowance and related costs and $16,478 for financial planning services. Dr. Gergel received $20,105 for car allowance and related costs and $8,000 for financial planning services. Mr. Holveck received $7,676 for car allowance and related costs. Mr. Levin received $17,632 for car allowance and related costs and $18,555 for financial planning services. Ms. McHugh received $9,000 for car allowance and related costs.

b	Represents the employers’ matching contribution to the Company’s Savings and Investment (401(k)) Plan and the Parity Plan.
c	Represents annual premiums paid by the Company for executive term life insurance policies.
d	The amounts shown in this column, if any, represent the reimbursement of taxes associated with perquisites and other benefits.
e

Represents sign-on bonuses paid to Mr. Upadhyay and Mr. DeGolyer, severance payments to Mr. Levin and Ms. McHugh and accrued vacation payouts of $51,585, $118,539 and $64,180 to Mr. Holveck, Mr. Levin and Ms. McHugh, respectively.

4

Mr. De Silva joined the Company as its President and Chief Executive Officer on March 18, 2013. Accordingly, his annualized 2013 base salary of $975,000 was pro-rated. His 2013 IC and LTI compensation were not pro-rated. As described in more detail in his employment agreement under the section titled “Initial Equity Grants”, in connection with his commencement of employment with the Company on March 18, 2013, Mr. De Silva was granted on such date (a) share awards equal in value to $4,782,992 and (b) stock options equal in value to $1,253,179. On February 26, 2014, the Board approved a discretionary bonus of $3,500,000, as further discussed in the “COMPENSATION DISCUSSION AND ANALYSIS” above.

5

Mr. Upadhyay joined the Company as its Executive Vice President and Chief Financial Officer on September 23, 2013. Accordingly, his annualized 2013 base salary of $575,000 was pro-rated. His 2013 IC was prorated, while his LTI compensation was not pro-rated. As described in more detail in his employment agreement under the section titled “Initial Equity Grants”, in connection with his commencement of employment with the Company on September 23, 2013, Mr. Upadhyay was granted on such date share awards equal in value to $1,595,917.

6

Mr. DeGolyer joined the Company as its Chief Operating Officer, Pharmaceuticals on August 1, 2013. Accordingly, his annualized 2013 base salary of $650,000 was pro-rated. His 2013 IC and LTI compensation were not pro-rated. As described in more detail in his employment agreement under the section titled “Initial Equity Grants”, in connection with his commencement of employment with the Company on August 1, 2013, Mr. DeGolyer was granted on such date share awards equal in value to $2,643,267.

The employment agreements, short-term and long-term incentive compensation program and awards, explanation of amount of salary and bonus in proportion to total compensation, and other elements of the Summary Compensation Table are discussed at length in the “COMPENSATION DISCUSSION AND ANALYSIS” above.

39

2013 Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to the NEOs during the year ended December 31, 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards (number of shares of stock	All Other Option Awards (number of securities underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock
	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)(6)	Threshold (#)	Target (#)	Maximum(#)(7)	or units) (#)(4)	options) (#)(4)	Awards ($/Sh)	& Option Awards (5)
Current (as of 12/31/13) Named Executive Officers
Rajiv De	18 Mar 13	$-	$1,170,000	$2,632,500	-	-	-	-	135,899	$30.42	$1,253,179
Silva	18 Mar 13	$-	$-	$-	-	-	-	41,091	-	$-	$1,249,988
	18 Mar 13	$-	$-	$-	-	164,364	493,092	-	-	$-	$3,533,004
Suketu P.	24 Sep 13	$-	$105,311	$236,950	-	-	-	-	-	$-	$-
Upadhyay	24 Sep 13	$-	$-	$-	-	-	-	15,418	-	$-	$699,977
	24 Sep 13	$-	$-	$-	-	15,418	46,254	-	-	$-	$895,940
Donald	2 Aug 13	$-	$390,000	$877,500	-	-	-	-	-	$-	$-
DeGolyer	2 Aug 13	$-	$-	$-	-	-	-	30,604	-	$-	$1,199,982
	2 Aug 13	$-	$-	$-	-	30,604	91,812	-	-	$-	$1,443,285
Caroline B.	27 Feb 13	$-	$309,100	$695,475	-	-	-	-	26,221	$30.80	$245,699
Manogue	27 Feb 13	$-	$-	$-	-	-	-	7,914	-	$-	$243,751
	8 Mar 13	$-	$-	$-	-	15,828	47,484	-	-	$-	$495,416
	1 Jul 13	$-	-	-	-	14,911	44,733	-	-	$-	$655,488
Ivan P.	27 Feb 13	$-	$360,305	$810,686	-	-	-	-	26,427	$30.80	$247,629
Gergel, M.D	27 Feb 13	$-	$-	$-	-	-	-	7,976	-	$-	$245,661
	8 Mar 13	$-	$-	$-	-	15,952	47,856	-	-	$-	$499,298
	1 Jul 13	$-	$-	$-	-	8,690	26,070	-	-	$-	$382,012
Former Named Executive Officers
David P.	27 Feb 13	$-	$-	$-	-	-	-	-	-	$-	$-
Holveck	27 Feb 13	$-	$-	$-	-	-	-	-	-	$-	$-
	27 Feb 13	$-	$-	$-	-	-	-	-	-	$-	$-
Alan G.	27 Feb 13	$-	$368,500	$829,125	-	-	-	-	24,325	$30.80	$227,933
Levin	27 Feb 13	$-	$-	$-	-	-	-	7,342	-	$-	$226,134
	27 Feb 13	$-	$-	$-	-	14,683	44,049	-	-	$-	$459,578
Julie H.	27 Feb 13	$-	$354,000	$796,500	-	-	-	-	26,776	$30.80	$250,899
McHugh	27 Feb 13	$-	$-	$-	-	-	-	8,081	-	$-	$248,895
	27 Feb 13	$-	$-	$-	-	16,163	48,489	-	-	$-	$505,902

1	The grant date of all awards is the date of the Board of Directors’ action in which such award is approved.
2

The amounts shown in these columns represent the range of IC program payouts targeted for 2013 performance as described in the section titled “Performance-Based Annual Cash Incentive Compensation (IC)” in the “COMPENSATION DISCUSSION AND ANALYSIS” above. There is no threshold for this award. The bonus payment for 2013 performance has been made according to the metrics described and is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

3

The amounts shown in these columns represent the range of shares that may be released at the end of the three-year performance period applicable to our PSUs assuming achievement of the relevant performance objectives, as described in the section titled “Equity-Based Long-term Incentive Compensation” in the “COMPENSATION DISCUSSION AND ANALYSIS” above. There is no threshold for this award. The PSU awards granted in 2013 were made according to the metrics described and are included in the Summary Compensation Table in the column titled “Stock Awards.”

4	These options and RSUs were granted in 2013 based on the Company’s 2012 LTI compensation payout.

40

The 2013 equity incentive payout was made in February 2014 and is shown in more detail below:

Name	2013 Long-Term Equity Incentive Compensation: Number of Securities Underlying Stock Options (#)		Exercise or Base Price of Option Awards ($ /Sh)(a)	2013 Long-Term Equity Incentive Compensation: Restricted Stock Units (RSU) and Performance Share Units (PSU) (#)(b)		Grant Date Fair Value of RSU, PSU & Option Awards (c)
Rajiv De Silva	-	$	-	-	$	-
Suketu P. Upadhyay	18,905	$	79.33	15,220	$	1,768,691
Donald DeGolyer	19,081	$	79.33	15,363	$	1,785,269
Caroline B. Manogue	17,818	$	79.33	14,344	$	1,666,916
Ivan P. Gergel, M.D.	-	$	-	-	$	-
David P. Holveck	-	$	-	-	$	-
Alan G. Levin	-	$	-	-	$	-
Julie H. McHugh	-	$	-	-	$	-

a	The exercise price is equal to the closing price on the date of grant, which was February 26, 2014.
b	The amounts shown in this column represent approximately 67% PSUs and 33% RSUs on the date of grant.
c

The amounts shown in this column include the fair value under ASC 718 of the 2013 option awards on the date of grant determined using the Black-Scholes or Monte-Carlo variant valuation model, as appropriate. Additionally, amounts reflect the grant-date fair value of the PSUs which include both a performance and market-based variable as defined within ASC 718. Although the fair value of executive award grants listed above has been determined in accordance with the applicable accounting standards, values may not be indicative of the fair value observed in a willing buyer / willing seller market transaction.

5

The amounts shown in this column represent the fair value under ASC 718 of awards granted in 2013 valued on the date of grant (even if not yet vested) determined using the Black-Scholes or Monte-Carlo variant valuation model, as appropriate.

6	For the current NEOs, the amounts shown in this column represent the maximum IC payout as approved by the Board.
7	For the current NEOs, the amounts shown in this column represent the maximum number of shares related to our PSUs that could ultimately be released at the end of the three-year performance period.

See “COMPENSATION DISCUSSION AND ANALYSIS” above regarding the material terms, determining amounts payable, vesting schedule and other material conditions of these grants.

41

Outstanding Equity Awards at December 31, 2013

The following table summarizes the number of securities underlying outstanding plan awards for the NEOs at December 31, 2013:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Rajiv De	45,299	90,600	-	$30.42	18-Mar-2023	-	$-	-	$-
Silvas	-	-	-	$-	-	27,394(2)	$1,847,999	-	$-
	-	-	-	$-	-	-	$-	164,364(2)	$11,087,995
Suketu P.	-	-	-	$-	-	15,418(3)	$1,040,098	-	$-
Upadhyay	-	-	-	$-	-	-	$-	15,418(3)	$1,040,098
Donald	-	-	-	$-	-	30,604(4)	$2,064,546	-	$-
DeGolyer	-	-	-	$-	-	-	$-	30,604(4)	$2,064,546
Caroline B.	-	26,221	-	$30.80	27-Feb-2023	-	$-	-	$-
Manogue	10,674	32,020	-	$34.70	22-Feb-2022	-	$-	-	$-
	18,305	18,304	-	$33.98	23-Feb-2021	-	$-	-	$-
	27,699	9,233	-	$20.61	19-Feb-2020	-	$-	-	$-
	84,065	-	-	$19.93	26-Feb-2019	-	$-	-	$-
	40,722	-	-	$25.19	21-Feb-2018	-	$-	-	$-
	50,000	-	-	$24.87	25-Jan-2018	-	$-	-	$-
	42,279	-	-	$30.55	21-Feb-2017	-	$-	-	$-
	-	-	-	$-	-	36,515(5)	$2,463,302	-	$-
	-	-	-	$-	-	-	$-	55,439(5)	$3,739,915
Ivan P.	-	26,427	-	$30.80	27-Feb-2023	-	$-	-	$-
Gergel	11,063	33,187	-	$34.70	22-Feb-2022	-	$-	-	$-
M.D.	20,775	20,774	-	$33.98	23-Feb-2021	-	$-	-	$-
	-	15,742	-	$20.61	19-Feb-2020	-	$-	-	$-
	-	-	-	$-	-	46,895(6)	$3,163,537	-	$-
	-	-	-	$-	-	-	$-	51,399(6)	$3,467,377
David P.	-	130,455	-	$34.70	22-Feb-2022	-	$-	-	$-
Holveck	-	80,991	-	$33.98	23-Feb-2021	-	$-	-	$-
	-	42,183	-	$20.61	19-Feb-2020	-	$-	-	$-
Alan G.	13,727	-	-	$34.70	22-Feb-2022	-	$-	-	$-
Levin	25,538	-	-	$33.98	23-Feb-2021	-	$-	-	$-
	57,494	-	-	$20.61	19-Feb-2020	-	$-	-	$-
	4,978	-	-	$20.09	28-Jul-2019	-	$-	-	$-
	49,877	-	-	$16.51	01-Jun-2019	-	$-	-	$-
Julie H.	-	-	-	$-	-	-	$-	-	$-
McHugh	-	-	-	$-	-	-	$-	-	$-

42

(1)	The vesting dates of each option grant are listed in the table below by expiration date:

Expiration Date	Vesting Date	Expiration Date	Vesting Date
18-Mar-2023	33% on December 31, 2013	1-Jun-2019	25% on June 1, 2010
	33% on December 31, 2014		25% on June 1, 2011
	33% on March 18, 2016		25% on June 1, 2012
25% on June 1, 2013
27-Feb-2023	25% on February 27, 2014	26-Feb-2019	25% on February 26, 2010
	25% on February 27, 2015		25% on February 26, 2011
	25% on February 27, 2016		25% on February 26, 2012
	25% on February 27, 2017		25% on February 26, 2013
22-Feb-2022	25% on February 22, 2013	29-Apr-2018	25% on April 29, 2009
	25% on February 22, 2014		25% on April 29, 2010
	25% on February 22, 2015		25% on April 29, 2011
	25% on February 22, 2016		25% on April 29, 2012
23-Feb-2021	25% on February 23, 2012	1-Apr-2018	25% on April 1, 2009
	25% on February 23, 2013		25% on April 1, 2010
	25% on February 23, 2014		25% on April 1, 2011
	25% on February 23, 2015		25% on April 1, 2012
15-Mar-2020	25% on March 15, 2011	21-Feb-2018	25% on February 21, 2009
	25% on March 15, 2012		25% on February 21, 2010
	25% on March 15, 2013		25% on February 21, 2011
	25% on March 15, 2014		25% on February 21, 2012
19-Feb-2020	25% on February 19, 2011	25-Jan-2018	50% on January 25, 2009
	25% on February 19, 2012		50% on January 25, 2010
25% on February 19, 2013
25% on February 19, 2014
28-Jul-2019	25% on July 28, 2010	21-Feb-2017	25% on February 21, 2008
	25% on July 28, 2011		25% on February 21, 2009
	25% on July 28, 2012		25% on February 21, 2010
	25% on July 28, 2013		25% on February 21, 2011

2

These amounts are comprised of 27,394 RSUs granted on March 18, 2013 (which will vest over the remaining term equally on December 31, 2014 and on the third anniversary of the date of grant) and 164,364 PSUs granted on March 18, 2013 (which vest on the third anniversary of the date of grant),

3

These amounts are comprised of 15,418 RSUs granted on September 24, 2013 (which will vest ratably over a three-year period on each of the first, second and third anniversaries of the date of grant) and 15,418 PSUs granted on September 24, 2013 (which vest on the third anniversary of the date of grant),

4

These amounts are comprised of 30,604 RSUs granted on August 2, 2013 (which will vest ratably over a three-year period on each of the first, second and third anniversaries of the date of grant) and 30,604 PSUs granted on August 2, 2013 (which vest on the third anniversary of the date of grant),

5

These amounts are comprised of 13,009 RSUs granted on February 19, 2010 (which vest on the fourth anniversary of the date of grant), 5,866 RSUs granted on February 23, 2011 (which will vest ratably over their remaining term in equal increments on each of the third and fourth anniversaries of the date of grant), 11,732 PSUs granted on February 23, 2011 (which, upon the achievement of certain financial metrics discussed above, become exercisable upon board approval after December 31, 2013, the first business day following the end of their performance period), 9,726 RSUs granted on February 22, 2012 (which vest ratably over their remaining three-year term on each of the second, third, and fourth anniversaries of the date of grant) and 12,968 PSUs granted on February 22, 2012 (which, upon the achievement of certain financial metrics discussed above, become exercisable upon board approval after December 31, 2014, the first business day following the end of their performance period), 7,914 RSUs granted on February 27, 2013 (which vest ratably over a four-year period in 25% increments on each of the first, second, third and fourth anniversaries of the date of grant), 15,828 PSUs granted on March 8, 2013 (which vest on the third anniversary of the date of grant) and 14,911 PSUs granted on July 1, 2013 (which vest on the third anniversary of the date of grant),

43

6

These amounts are comprised of 22,181 RSUs granted on February 19, 2010 (which vest on the fourth anniversary of the date of grant), 6,658 RSUs granted on February 23, 2011 (which will vest ratably over their remaining term in equal increments on each of the third and fourth anniversaries of the date of grant), 13,316 PSUs granted on February 23, 2011 (which, upon the achievement of certain financial metrics discussed above, become exercisable upon board approval after December 31, 2013, the first business day following the end of their performance period), 10,080 RSUs granted on February 22, 2012 (which vest ratably over their remaining three-year term on each of the second, third, and fourth anniversaries of the date of grant) and 13,441 PSUs granted on February 22, 2012 (which, upon the achievement of certain financial metrics discussed above, become exercisable upon board approval after December 31, 2014, the first business day following the end of their performance period), 7,976 RSUs granted on February 27, 2013 (which vest ratably over a four-year period in 25% increments on each of the first, second, third and fourth anniversaries of the date of grant), 15,952 PSUs granted on March 8, 2013 (which vest on the third anniversary of the date of grant) and 8,690 PSUs granted on July 1, 2013 (which vest on the third anniversary of the date of grant),

7	Value calculated by multiplying the number of unvested units by the closing price of $67.46 per share on December 31, 2013.
8

Value calculated by multiplying the number of unvested units by the closing price of $67.46 per share on December 31, 2013. The values shown in this column are based on the number of units that would be earned at target performance. These amounts could range from zero to two times the amounts listed in this column depending on performance in relation to the terms of the PSUs, which are discussed in detail above the section titled “Equity-Based Long-term Incentive Compensation” in the “COMPENSATION DISCUSSION AND ANALYSIS.”

Option Exercises and Stock Vested in 2013

The following table summarizes the stock option exercises by the NEOs and share vestings during the year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Rajiv De Silva	-	$-	13,697	$924,000
Suketu P. Upadhyay	-	$-	-	$-
Donald DeGolyer	-	$-	-	$-
Caroline B. Manogue	165,000	$2,094,300	6,175	$173,147
Ivan P. Gergel, M.D.	105,190	$1,654,607	6,690	$187,588
David P. Holveck (3)	822,472	$12,329,846	255,952	$7,176,894
Alan G. Levin	-	$-	46,956	$1,316,646
Julie H. McHugh	158,126	$1,783,326	-	$-

(1)

Amounts in this column were calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options and then multiplying this amount by the number of options exercised.

(2)	Amounts in this column were calculated by determining the market price of the underlying securities on the vesting date and multiplying this amount by the number of awards vested.
(3)

In connection with Mr. Holveck reaching retirement age with the required years of service, he vested 255,952 of stock awards on January 1, 2013. Vesting due to retirement age is discussed further in the ‘COMPENSATION DISCUSSION AND ANALYSIS” above.

44

2013 Non-Qualified Deferred Compensation Table

The following table summarizes deferral activity during 2013 and account balances in our non-qualified savings and deferral plans for our NEOs. These plans include the Parity Plan and Executive Deferred Compensation Plan, and are available to employees who satisfy certain eligibility requirements, including the NEOs. The Parity and Executive Deferred Compensation Plans are non-qualified under the Internal Revenue Code and do not provide for guaranteed returns of Plan contributions. See “COMPENSATION DISCUSSION AND ANALYSIS” above regarding the material terms of the Parity and Executive Deferred Compensation Plans.

Name	Executive Contributions in 2013 ($)(1)	Registrant Contributions in 2013 ($)(2)	Aggregate Earnings in 2013 ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 31, 2013 ($)(4)
Rajiv De Silva	$-	$-	$-	$-	$-
Suketu P. Upadhyay	$-	$-	$-	$-	$-
Donald DeGolyer	$-	$-	$-	$-	$-
Caroline B. Manogue	$19,825	$19,825	$74,757	$-	$469,627
Ivan P. Gergel, M.D.	$25,644	$25,644	$131,653	$-	$738,911
David P. Holveck	$24,063	$2,888	$1,204,084	$(1,617,788)	$4,709,128
Alan G. Levin	$59,995	$23,998	$24,665	$-	$220,329
Julie H. McHugh	$1,475	$1,475	$25,818	$(246,260)	$-

(1)

Represents amounts contributed by the NEOs under the non-qualified Parity and Executive Deferred Compensation Plans. These amounts are included in the 2013 Summary Compensation Table in the “Salary”, “Stock Awards” and “Non-Equity Incentive Plan Compensation” columns.

(2)	Includes amounts that were contributed by the registrant under the non-qualified Parity Plan and reported as compensation in the 2013 Summary Compensation Table in the “All Other Compensation” column.
(3)	Represents earnings on the Company’s Parity and Executive Deferred Compensation Plans. These amounts are not reported as compensation in the Summary Compensation Table.
(4)

Includes amounts that were reported as compensation in the Summary Compensation Table in 2013 and prior years to the extent that such amounts were contributed by the executive and registrant, but not to the extent that such amounts represent earnings.

Potential Payments Upon Termination or Change in Control

Except as noted below for Messrs. Holveck and Levin and Ms. McHugh, the following tables show the potential payments upon termination or change of control to the NEOs, as if such event(s) took place on December 31, 2013. The amounts reflected in this table were determined in accordance using each NEO’s then existing employment agreement, individual award agreements and the respective equity plan to which each award relates. The equity award acceleration amounts below were calculated using the closing stock price of our stock on December 31, 2013 of $67.46.

As stated above, Messrs. Holveck and Levin, Ms. McHugh, and Dr. Gergel have each left the Company. Accordingly, the values shown for each of them represent the amount actually received by each under their respective termination event.

Cash Separation Name		Cash Separation Payment ($)(1)		Health and Welfare and Life Insurance Benefits ($)(2)		Disability Insurance Benefits ($)(3)		Acceleration of Equity Awards (in the money value at December 31, 2013) ($)(4)		Value of Term Life Insurance ($)(5)		Excise Tax Gross-up ($)(6)
Termination for Cause, Resignation or Retirement
Mr. De Silva	$	-	$	-	$	-	$	-	$	-	$	-
Mr. Upadhyay	$	-	$	-	$	-	$	-	$	-	$	-
Mr. DeGolyer	$	-	$	-	$	-	$	-	$	-	$	-
Ms. Manogue	$	-	$	-	$	-	$	-	$	-	$	-
Dr. Gergel	$	-	$	-	$	-	$	-	$	-	$	-
Mr. Holveck	$	-	$	-	$	-	$	-	$	-	$	-
Mr. Levin	$	-	$	-	$	-	$	-	$	-	$	-
Ms. McHugh	$	-	$	-	$	-	$	-	$	-	$	-
Death
Mr. De Silva	$	-	$	-	$	-	$	16,291,819	$	1,000,000	$	-
Mr. Upadhyay	$	-	$	22,545	$	-	$	2,080,197	$	1,000,000	$	-
Mr. DeGolyer	$	-	$	237	$	-	$	4,129,092	$	1,000,000	$	-
Ms. Manogue	$	-	$	-	$	-	$	9,654,558	$	1,000,000	$	-

(continued) 45

Name		Cash Separation Payment ($)(1)		Health and Welfare and Life Insurance Benefits ($)(2)		Disability Insurance Benefits ($)(3)		Acceleration of Equity Awards (in the money value at December 31, 2013) ($)(4)		Value of Term Life Insurance ($)(5)		Excise Tax Gross-up ($)(6)
Dr. Gergel	$	-	$	22,329	$	-	$	10,569,108	$	1,000,000	$	-
Mr. Holveck	$	-	$	-	$	-	$	-	$	-	$	-
Mr. Levin	$	-	$	-	$	-	$	-	$	-	$	-
Ms. McHugh	$	-	$	-	$	-	$	-	$	-	$	-
Disability
Mr. De Silva	$	-	$	-	$	1,590,000	$	10,747,821	$	-	$	-
Mr. Upadhyay	$	-	$	36,227	$	790,000	$	1,040,098	$	-	$	-
Mr. DeGolyer	$	-	$	2,788	$	940,000	$	2,064,546	$	-	$	-
Ms. Manogue	$	-	$	-	$	764,000	$	-	$	-	$	-
Dr. Gergel	$	-	$	37,559	$	950,200	$	-	$	-	$	-
Mr. Holveck	$	-	$	-	$	-	$	-	$	-	$	-
Mr. Levin	$	-	$	-	$	-	$	-	$	-	$	-
Ms. McHugh	$	-	$	-	$	-	$	-	$	-	$	-
Change of Control (COC)
Mr. De Silva	$	-	$	-	$	-	$	11,087,995	$	-	$	-
Mr. Upadhyay	$	-	$	-	$	-	$	1,040,098	$	-	$	-
Mr. DeGolyer	$	-	$	-	$	-	$	2,064,546	$	-	$	-
Ms. Manogue	$	-	$	-	$	-	$	5,445,788	$	-	$	-
Dr. Gergel	$	-	$	-	$	-	$	6,150,368	$	-	$	-
Mr. Holveck	$	-	$	-	$	-	$	-	$	-	$	-
Mr. Levin	$	-	$	-	$	-	$	-	$	-	$	-
Ms. McHugh	$	-	$	-	$	-	$	-	$	-	$	-
Termination Without Cause (TWOC) or Quit for Good Reason (QFGR)
Mr. De Silva	$	4,290,000	$	32,105	$	-	$	10,747,821	$	-	$	-
Mr. Upadhyay	$	1,782,500	$	36,227	$	-	$	1,040,098	$	-	$	-
Mr. DeGolyer	$	2,080,000	$	2,788	$	-	$	2,064,546	$	-	$	-
Ms. Manogue	$	1,742,200	$	37,363	$	-	$	-	$	-	$	-
Dr. Gergel	$	2,030,810	$	37,559	$	-	$	-	$	-	$	-
Mr. Holveck	$	-	$	-	$	-	$	-	$	-	$	-
Mr. Levin	$	1,557,750	$	28,599	$	-	$	3,307,450	$	-	$	-
Ms. McHugh	$	1,888,000	$	39,859	$	-	$	124,430	$	-	$	-
TWOC or QFGR Within 24 Months After COC
Mr. De Silva	$	4,290,000	$	32,105	$	-	$	5,203,823	$	-	$	-
Mr. Upadhyay	$	1,782,500	$	36,227	$	-	$	1,040,098	$	-	$	-
Mr. DeGolyer	$	2,080,000	$	2,788	$	-	$	2,064,546	$	-	$	-
Ms. Manogue	$	1,742,200	$	37,363	$	-	$	4,208,770	$	-	$	2,333,450
Dr. Gergel	$	2,030,810	$	37,559	$	-	$	4,418,740	$	-	$	-
Mr. Holveck	$	-	$	-	$	-	$	-	$	-	$	-
Mr. Levin	$	-	$	-	$	-	$	-	$	-	$	-
Ms. McHugh	$	-	$	-	$	-	$	-	$	-	$	-

1.

In the event of a TWOC by the Company or a QFGR by any of the NEOs, the Cash Separation Payment is equal to two times the sum of the NEO’s current base salary plus target annual IC, payable in a lump-sum. In the event of TWOC by the Company or a QFGR by any of the NEOs within 24 months after a Change of Control (COC), all NEOs, other than Ms. Manogue, will receive a Cash Separation Payment equal to two times the sum of their current base salary plus target annual IC, payable in a lump-sum. In such circumstance, Ms. Manogue, will receive a lump sum payment equal to two times the sum of her current base salary plus the greater of her (a) current annual IC target or (b) the actual annual IC paid for the preceding fiscal year.

2.

Upon a TWOC by the Company or a QFGR by any of the NEOs (or upon Disability for Mr. Upadhyay, Mr. DeGolyer and Dr. Gergel only), health and welfare benefits including medical, dental, and vision as well as life insurance benefits will continue to be provided, on a monthly basis, to each NEO for a period of 24 months subsequent to termination. Additionally, in the event of Death of Mr. Upadhyay, Mr. DeGolyer and Dr. Gergel only, health and welfare benefits including medical, dental, and vision insurance benefits will continue to be provided to their dependents, if any, on a monthly basis, for a period of 24 months. The values reported for Mr. Levin and Ms. McHugh were determined based upon 2013 health and welfare benefit costs to which each was entitled as a result of their termination from the Company.

(continued)

46

3.

Upon Disability of any of the NEOs, disability insurance benefits will be paid to the NEO equal to the excess of 24 months’ base salary over the their respective disability benefits. As of December 31, 2013, the disability insurance benefit for each NEO totaled $15,000 per month.

4.	The provisions governing acceleration of equity awards are discussed separately for each scenario below, as follows:
a.	Upon Termination for Cause or Voluntary Resignation—all unvested equity held by our NEOs is forfeited and no amounts have been included under this scenario.
b.	Upon Retirement—none of our NEOs are eligible for Retirement as of December 31, 2013 under any of our equity incentive plans and no amounts have been included under this scenario.
c.

Upon Death—Each of the NEO’s unvested stock options and RSUs will accelerate and become immediately vested. With the exception of Ms. Manogue and Dr. Gergel’s respective 2011 grant, all outstanding and unvested PSUs shall be deemed to be earned at target levels for each of the NEOs. For Ms. Manogue and Dr. Gergel’s respective 2011 PSU grant, outstanding and unvested awards were determined based upon actual performance levels.

d.

Upon Disability—For Messrs. De Silva, Upadhyay and DeGolyer, all of their outstanding and unvested RSUs granted in 2013 will accelerate and become immediately vested. For Mr. De Silva only, all of his outstanding and unvested stock options granted in 2013 will accelerate and become immediately vested and exercisable. For Mr. De Silva only, all of his outstanding and unvested Matched PSUs granted in 2013 will accelerate and become immediately earned based upon actual performance levels. For purposes of the value represented in the table above, target performance has been assumed. For Messrs. De Silva, Upadhyay and DeGolyer, none of their PSUs granted in 2013 would accelerate upon Disability. For Ms. Manogue and Dr. Gergel, none of their outstanding unvested equity would accelerate upon Disability.

e.

Upon a Change of Control (COC)—In the event of a COC, with the exception of Ms. Manogue and Dr. Gergel’s respective 2011 PSU award, any performance goals imposed on all outstanding and unvested PSUs shall be deemed to be earned at target levels for each of the NEOs. For Mr. De Silva only, all of his outstanding and unvested Matched PSUs granted in 2013 will accelerate and become immediately earned based upon actual performance levels. For Ms. Manogue and Dr. Gergel only, their respective outstanding and unvested 2011 PSU award was determined based upon actual performance levels. For purposes of the value represented in the table above, other than those described for Mr. De Silva, Ms. Manogue and Dr. Gergel, target performance has been assumed for all other outstanding and unvested PSUs. For Ms. Manogue and Dr. Gergel only, their unvested and outstanding stock options and RSUs granted in 2010 would accelerate and become immediately vested and if applicable, exercisable. All other outstanding and unvested stock options and RSUs for all NEOs would not accelerate upon a COC without termination as these awards were granted under our 2010 Stock Incentive Plan which requires a “double-trigger” in order for all outstanding and unvested stock options and RSUs to accelerate and become immediately vested and if applicable, exercisable.

f.

Upon TWOC by the Company or a QFGR by the Executive Within 24 Months After COC – for all NEOs, all out standing and unvested stock options and RSUs, other than those noted for Ms. Manogue and Dr. Gergel in above, will accelerate and become immediately vested, and if applicable, fully exercisable.

5.

Each of our NEOs is covered by term life insurance policies, the premiums for which are reimbursed by the Company. The premiums for these term life insurance policies are listed above in the “All Other Compensation” table. The amounts included above represent the death benefits that would be received from the insurance provider under these life insurance policies.

6.

On May 5, 2009, the Company’s Board of Directors adopted a policy that provides that the Company does not intend to enter into any future employment agreements that include excise tax gross-ups with respect to payments contingent upon a change in control. Under the terms of Ms. Manogue’s current employment agreement, should Ms. Manogue become entitled to the Change of Control payments detailed above, the Company will pay to Ms. Manogue an additional lump-sum amount (the Gross-Up Payment) such that the net amount retained by Ms. Manogue, after deduction of any excise tax on excess parachute payments under section 4999 of the Internal Revenue Code (Excise Tax) on the total payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the Gross-Up Payment, shall be equal to the total payments Ms. Manogue would have otherwise received.

47

2013 Compensation of Non-Employee Directors

The following table provides information concerning the compensation of the Company’s non-employee directors for 2013. Directors who are employees of the Company receive no additional compensation for their services as directors or as members of Board committees. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table.

Name	Length of Service	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Roger H. Kimmel	13 Years	$309,500	$200,000	$509,500
John J. Delucca	8 Years	$161,500	$200,000	$361,500
Arthur J. Higgins	1 Year	$18,750	$66,667	$85,417
Nancy J. Hutson, Ph.D.	5 Years	$165,500	$200,000	$365,500
Michael Hyatt	13 Years	$144,500	$200,000	$344,500
William P. Montague	5 Years	$159,500	$200,000	$359,500
David B. Nash, M.D., M.B.A.	3 Years	$111,750	$200,000	$311,750
Joseph C. Scodari	6 Years	$131,250	$-	$131,500
Jill D. Smith	2 Years	$146,500	$200,000	$346,500
William F. Spengler	6 Years	$155,000	$200,000	$355,000

(1)

The amounts in this column include all fees earned by each director. Directors may elect, pursuant to the Endo International plc Directors Stock Election Plan, to receive all or a portion of their retainer and/or meeting fees in shares of Endo common share. The following table summarizes, for each of the non-employee directors who elected to receive all or a portion of such fees in Endo share, the amounts of such non-cash compensation included in the table above. The dollar amounts represent the number of shares granted multiplied by the trading price of Endo’s stock at the time of payment:

Name	Fees Paid in Shares of Endo Common Stock ($)
Roger H. Kimmel	$210,000
David B. Nash, M.D., M.B.A.	$60,000

(2)

The amounts shown in these columns represent the grant date fair value for each director’s share-based awards under ASC 718. See note 16 to our audited financial statements included in the Endo Health Solutions, Inc. 2013 Annual Report on Form 10-K for the assumptions we used in valuing and expensing these awards in accordance with ASC 718. The grant date fair value of each option and stock award granted in 2013, computed in accordance with ASC 718, is as follows:

Name	Grant Date	Fair Value on Grant Date of Restricted Stock ($)
Roger H. Kimmel	March 12, 2013	$200,000
John J. Delucca	March 12, 2013	$200,000
Arthur J. Higgins	December 10, 2013	$66,667
Nancy J. Hutson, Ph.D.	March 12, 2013	$200,000
Michael Hyatt	March 12, 2013	$200,000
William P. Montague	March 12, 2013	$200,000
David B. Nash, M.D., M.B.A.	March 12, 2013	$200,000
Jill D. Smith	March 12, 2013	$200,000
William F. Spengler	March 12, 2013	$200,000

48

(3)	The following table summarizes the number of stock options and restricted stock units outstanding and exercisable at December 31, 2013, for each Director in 2013:

Name	Options Outstanding at Fiscal Year End (#)	Options Exercisable at Fiscal Year End (#)	Shares Outstanding at Fiscal Year End (#)	Shares Vested at Fiscal Year End (#)	Value at Fiscal Year End ($)(a)
Roger H. Kimmel	49,809	47,786	21,589	21,596	$3,611,482
John J. Delucca	39,809	37,786	6,515	21,596	$2,140,590
Arthur J. Higgins	-	-	1,016	-	$68,539
Nancy J. Hutson, Ph.D.	18,185	16,162	6,515	16,483	$1,299,191
Michael Hyatt	59,809	57,786	6,515	21,596	$3,064,990
William P. Montague	18,478	16,455	23,108	16,593	$2,438,141
David B. Nash, M.D., M.B.A.	-	-	16,256	9,741	$1,096,630
Jill D. Smith	-	-	6,515	3,084	$439,502
William F. Spengler	23,649	21,626	23,108	18,711	$2,663,390

(a)	Based upon the closing price on December 31, 2013 of $67.46. Includes all outstanding options as of December 31, 2013, for which the exercise price is equal to or less than $67.46 per share.

For 2013, each non-employee director who was not affiliated with the Company (a Non-Affiliated Director) was eligible for the compensation described below:

Annual Cash Retainer Fees. Each Non-Affiliated Director received $15,000 cash in the first, second, third and fourth quarter of service. In addition, any Non-Affiliated Director who served as the Chair of the Audit Committee, the Compensation Committee, or the Transactions Committee received an additional fee of $15,000 cash per year, and any Non-Affiliated Director who served as the Chair of the Nominating & Governance Committee received an additional fee of $5,000 cash per year. However, Mr. Kimmel elected to waive the cash retainer fee associated with his chairing the Nominating & Governance Committee. Also, any Non- Affiliated Director who served as the Chair of the Board of Directors received an additional fee of $150,000 cash per year.

Meeting Fees. Non-Affiliated Directors also received a fee of $2,250 cash for attending each Board meeting and $1,500 cash ($2,000 cash in the case of the Audit Committee) for attending each committee meeting on which such individual serves.

Stock-based Awards. Effective July 1, 2011, as amended February 27, 2013, the Non-Affiliated Directors receive the stock compensation described below:

•

Each Non-Affiliated Director receives an annual stock award equal in value to $200,000, 100% of which is restricted stock units. The number of restricted stock units actually awarded to each director is calculated using the closing price as of the date of the grant.

•	All restricted stock units vest over one year (100% on the first anniversary of the grant date).
•	The annual stock award grant date is in early March of each year and the exercise price of the securities granted, if applicable, is the closing price on the date of grant.

Following the formation of Endo International plc as an Irish holding company, the Compensation Committee reviewed compensation for Non-Affiliated Directors. Following the review conducted by the Compensation Committee’s consultant, Hay Group, the Compensation Committee found it appropriate to establish a new compensation structure for Non-Affiliated Directors in support of competitive practices observed among Endo’s Data Point Companies Effective April 28, 2014 and retroactive to March 1, 2014, Non-Affiliated Directors will be eligible for the compensation described below:

Annual Cash Retainer Fees. Each Non-Affiliated Director will receive an annual cash retainer of $140,000. In addition, any Non-Affiliated Director who served as the Chair of the Audit Committee, the Compensation Committee, the Transactions Committee, or the Operations Committee will receive an additional fee of $30,000 cash per year, and any Non-Affiliated Director who served as the Chair of the Nominating & Governance Committee will receive an additional fee of $15,000 cash per year. However, Mr. Kimmel elected to waive the cash retainer fee associated with his chairing the Nominating & Governance Committee. Also, any Non-Affiliated Director who serves as the Chair of the Board of Directors will receive an additional fee of $200,000 cash per year. Non-Affiliated Directors who serve as members or alternates of the Audit Committee, the Compensation Committee, the Transactions Committee, or the Operations Committee will receive a fee of $20,000 cash per year, and any Non-Affiliated Director who serves as a member or alternate of the Nominating & Governance Committee will receive a fee of $12,500 cash per year. Any first quarter fees earned during the three months ended March 31, 2014 will be netted out of the payments made under the new compensation structure.

Meeting Fees. Non-Affiliated Directors will receive a fee of $5,000 cash per trip to Ireland on Company business, other than regularly scheduled meetings in Ireland.

49

Stock-based Awards. Non-Affiliated Directors will receive the stock compensation described below:

•

Each Non-Affiliated Director receives an annual stock award equal in value to $300,000, 100% of which is ordinary shares. The number of ordinary shares actually awarded to each director is calculated using the closing price as of the date of the grant.

•

The annual stock award grant date is typically in early March of each year and the exercise price of the securities granted, if applicable, is the closing price on the date of grant. As noted in the approved merger proposal, Endo’s Board of Directors determined that no grants of share-based compensation will be made to any director of Endo International plc during the 6-month period following the merger.

All cash retainer fee payments will be made on March 1 of each year of service. In the event that a Non-Affiliated Director does not complete a full year of service following the date of such payments, a pro-rated portion of the cash retainer fees and ordinary shares will be returned to the Company.

Directors Stock Election Plan. Under the Directors Stock Election Plan, non-employee Directors may elect to have some, or all of their retainer fees delivered in the form of Endo ordinary shares. The amount of shares will be determined by dividing the portion of cash fees elected to be received as shares by the closing price of the shares on the day the payment would have otherwise been paid in cash.

Directors Deferred Compensation Plan. The Endo Directors Deferred Compensation Plan had provided an opportunity for non-employee Directors to defer receipt of the annual retainer and/or meeting fees (cash or as elected in the form of Endo share) and RSUs. At the point of distribution, participants received the accumulated compensation in a lump sum payment or annual installment payments. Effective with the 2014 plan year, the Company discontinued the Endo Directors Deferred Compensation Plan.

Additional Arrangements. The Company pays for or provides (or reimburses directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board and committee meetings or participating in director education programs and other director orientation or educational meetings.

Insurance and Indemnification. The Company has retained directors and officers indemnification insurance coverage. This insurance covers directors and officers individually where exposures exist, other than those for which the Company is able to provide indemnification.

50

Other Information Regarding the Company

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management. The following table sets forth, as of April 15, 2014, the name, address and holdings of each person, including any “group” as defined in Section 13(d)(3) of the Exchange Act, known by Endo to be the “beneficial owner” of more than 5% of issued ordinary shares. Footnote (a) below provides a brief explanation of what is meant by the term “beneficial ownership.” The following table also sets forth, as of April 15, 2014, the number of ordinary shares beneficially owned by each of the Company’s then current directors and the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated executive officers of the Company as of April 15, 2014. The following table also sets forth, as of April 15, 2014, the number of ordinary shares beneficially owned by all then current directors and executive officers of the Company as a group.

	Number of
	Ordinary Shares
	Beneficially	Percentage of
Name of Beneficial Owner	Owned (#)(a)	Class (%)(a)
Directors and Executive Officers:
Roger H. Kimmel (b)	202,573	*
John J. Delucca (c)(o)	57,536	*
Arthur J. Higgins (d)(o)	5,327	*
Nancy J. Hutson, Ph.D. (e)(o)	33,668	*
Michael Hyatt (f)	318,295	*
William P. Montague (g)(o)	18,478	*
Jill D. Smith (h)(o)	9,599	*
William F. Spengler (i)(o)	25,767	*
Rajiv De Silva (j)(o)	273,535	*
Suketu P. Upadhyay (k)(o)	-	*
Donald DeGolyer (l)(o)	-	*
Susan Hall, Ph.D. (m)(o)	-	*
Caroline B. Manogue (n)(o)	343,922	*
All current directors and executive officers of the Company as a group (13 persons)	1,288,700	0.8%
Other Shareholders:
Capital Research Global Investors (p)	14,073,200	9.2%
Janus Capital Management LLC (q)	11,600,712	7.6%
Blue Ridge Capital, L.L.C. (r)	8,000,000	5.3%
BlackRock Institutional Trust Company, N.A. (s)	8,905,503	5.8%
The Vanguard Group, Inc. (t)	6,806,492	4.5%

* The percentage of the class to be owned by such security holder represents less than 1%.

51

a

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of share ownership, that is, shares held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date that such person has the right to acquire within 60 days after such date.

b

Mr. Kimmel is the Chairman of the Board of Endo. The business address for Mr. Kimmel is c/o Rothschild, Inc., 1251 Avenue of the Americas, New York, New York 10022. Mr. Kimmel’s beneficial ownership represents (i) options to purchase 49,809 shares of ordinary shares granted under the Endo Health Solutions Inc. 2000, 2004 and 2007 Stock Incentive Plans which will be exercisable within the next 60 days and (ii) 12,764 directly owned ordinary shares and (iii) 140,000 ordinary shares held in trusts for which Mr. Kimmel serves as trustee and as to which shares Mr. Kimmel holds either the sole or the shared power of disposition and power to vote.

c

Mr. Delucca is a director of the Company. Mr. Delucca’s beneficial ownership represents (i) options to purchase 29,425 ordinary shares granted under the Endo Health Solutions Inc. 2000, 2004 and 2007 Stock Incentive Plans which will be exercisable within the next 60 days and (ii) 28,111 directly owned ordinary shares.

d

Mr. Higgins is a director of Endo. Given his December 2013 appointment to the Company’s Board, Mr. Higgins beneficial ownership represents 5,327 directly owned ordinary shares. In addition, Mr. Higgins has been granted 1,016 restricted stock units, none of which has vested as of April 15, 2014.

e

Dr. Hutson is a director of Endo. Dr. Hutson’s beneficial ownership represents (i) options to purchase 13,185 ordinary shares granted under the Endo Health Solutions Inc. 2007 Stock Incentive Plan which will be exercisable within the next 60 days and (ii) 20,483 directly owned ordinary shares.

f

Mr. Hyatt is a director of Endo. The business address for Mr. Hyatt is c/o Irving Place Capital, 745 Fifth Avenue, 7th Floor, New York, New York 10151. Mr. Hyatt’s beneficial ownership represents (i) options to purchase 49,809 ordinary shares granted under the Endo Health Solutions Inc. 2000, 2004 and 2007 Stock Incentive Plans which will be exercisable within the next 60 days, (ii) 233,111 directly owned ordinary shares and (iii) 35,375 ordinary shares held in trusts for which Mr. Hyatt serves as trustee and as to which shares Mr. Hyatt holds either the sole or the shared power of disposition or the power to vote.

g

Mr. Montague is a director of Endo. Mr. Montague’s beneficial ownership represents options to purchase 18,478 ordinary shares granted under the Endo Health Solutions Inc. 2007 Stock Incentive Plans which will be exercisable within the next 60 days.

h	Ms. Smith is a director of Endo. Ms. Smith’s beneficial ownership represents 9,599 directly owned ordinary shares.
i

Mr. Spengler is a director of Endo. Mr. Spengler’s beneficial ownership represents (i) options to purchase 23,649 ordinary shares granted under the Endo Health Solutions Inc. 2004 and 2007 Stock Incentive Plans which will be exercisable within the next 60 days and (ii) 2,118 directly owned ordinary shares.

j

Mr. De Silva became a director of Endo and our President and Chief Executive Officer effective March 18, 2013. Mr. De Silva’s beneficial ownership represents (i) options to purchase 45,299 ordinary shares granted under the 2010 Stock Incentive Plan which will become exercisable in the next 60 days, (ii) 164,921 directly owned ordinary shares and (ii) 63,315 ordinary shares held in trusts. His beneficial ownership excludes (i) options to purchase 90,600 ordinary shares granted under the Endo Health Solutions Inc. 2010 Stock Incentive Plan which will not be exercisable within the next 60 days, (ii) 27,394 shares of unvested restricted stock units and (iii) 164,364 unvested, unearned performance share units.

k

Mr. Upadhyay became our Executive Vice President & Chief Financial Officer effective September 23, 2013. Given his September 2013 appointment as Executive Vice President & Chief Financial Officer, Mr. Upadhyay has no beneficial ownership in the Company as of April 15, 2014. However, he has been granted options to purchase 18,905 ordinary shares, 20,491 shares of unvested restricted stock units and 25,565 unvested, unearned performance share units.

l

Mr. DeGolyer became our Chief Operating Officer effective August 1, 2013. Given his August 2013 appointment as Chief Operating Officer, Mr. DeGolyer has no beneficial ownership in the Company as of April 15, 2014. However, he has been granted options to purchase 19,081 ordinary shares, 35,725 shares of unvested restricted stock units and 40,846 unvested, unearned performance share units

m

Dr. Hall is our Executive Vice President, Chief Scientific Officer and Global Head of Research & Development and Quality. Given her March 2014 appointment as Executive Vice President, Chief Scientific Officer and Global Head of Research & Development and Quality, Dr. Hall has no beneficial ownership in the Company as of April 15, 2014. However, she has been granted 6,875 shares of unvested restricted stock units and 6,875 of unvested, unearned performance share units.

n

Ms. Manogue is our Executive Vice President, Chief Legal Officer & Company Secretary. Ms. Manogue’s beneficial ownership represents (i) options to purchase 309,359 ordinary shares granted under the Endo Health Solutions Inc. 2000, 2004, 2007 and 2010 Stock Incentive Plans which will be exercisable within the next 60 days and (ii) 34,563 directly owned ordinary shares. Her beneficial ownership excludes (i) options to purchase 67,981 ordinary shares granted under the Endo Health Solutions Inc. 2004 and 2010 Stock Incentive Plans which will not be exercisable within the next 60 days, (ii) 20,133 shares of unvested restricted stock units and (iii) 53,270 unvested, unearned performance share units.

o	The business address for this person is c/o Endo International plc, No. 33 Fitzwilliam Square, Dublin 2, Ireland.

52

p

The business address for this entity is 333 South Hope Street, Los Angeles, California 90071. This ownership information is based on a Schedule 13G/A filed with the SEC on January 10, 2014 by Capital Research Global Investors.

q

The business address for this entity is 151 Detroit Street, Denver, Colorado 80206-3863. This ownership information is based on a Schedule 13G/A filed with the SEC on February 10, 2014 by Janus Capital Management LLC.

r

The business address for this entity is 660 Madison Avenue, 20th Floor, New York, New York 10065. This ownership information is based on a Schedule 13G/A filed with the SEC on February 14, 2014 by Blue Ridge Capital LLC.

s	The business address for this entity is 40 East 52nd Street, New York, New York 10022. This ownership information is based on a Schedule 13G/A filed with the SEC on February 10, 2014 by BlackRock Inc.
t

The business address for this entity is PO Box, 2600, V26, Valley Forge, Pennsylvania 19482-2600. This ownership information is based on a Schedule 13G/A filed with the SEC on February 12, 2014 by The Vanguard Group, Inc.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and greater-than-ten-percent shareholders (collectively, Reporting Persons) to file an initial report of ownership (Form 3) and reports of changes of ownership (Forms 4 and 5) of Endo securities with the SEC and the NASDAQ. These persons are also required to furnish the Company with copies of all Section 16(a) reports that they file with respect to Endo securities. Based solely upon a review of Section 16(a) reports furnished to the Company for the year ended December 31, 2013 and written representations from certain Reporting Persons that no other reports were required, the Company believes that all the Reporting Persons complied with all applicable filing requirements for the year ended December 31, 2013.

No Dissenters’ Rights

The corporate action described in this Proxy Statement will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

Other Matters

As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other matters to be presented for shareholder action at the Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the Annual Meeting for action by the shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors.

Annual Report/Form 10-K

The Company will provide, without charge, to each person solicited by this Proxy Statement, at the written request of any such person, a copy of the 2013 Annual Report and a copy of Endo Health Solutions Inc. 2013 Form 10-K as filed with the SEC and any amendments thereto. Such written request should be directed to Endo International plc, No. 33 Fitzwilliam Square, Dublin 2, Ireland.

Shareholder Proposals for the 2015 Annual General Meeting

The Company’s articles of association require that, for business to be properly brought before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof, along with other specified material, in proper written form to the Company Secretary. To be timely, a shareholder’s notice to the Company Secretary must be received at the registered office of the Company not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual general meeting. Accordingly, to make a proposal for consideration at our 2015 annual general meeting that is “timely” within the meaning of the Company’s articles of association, a shareholder must make certain notice of such proposal is received by the Company Secretary no earlier than March 12, 2015 and no later than April 11, 2015. In the event that the annual general meeting is called for a date that is prior to May 11, 2015 or after July 10, 2015, notice by the shareholder must be received at the registered office of the Company not later than the close of business on the 10th day following the day on which the 2015 annual general meeting is publicly announced or notice of the 2015 annual general meeting was mailed, whichever first occurs. Any shareholder who wishes to make a proposal should obtain a copy of the relevant section of the articles of association from the Company Secretary. Any proposal (other than a proposal pursuant to Rule 14a-8) that is received after the times specified above for proposed items of business will be considered untimely under Rule 14a-4(c) under the Exchange Act, and the persons named in the proxy for the meeting may exercise their discretionary voting power with respect to such proposal, including voting against such proposal.

In addition, the Company’s articles of association require that any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination to the Company Secretary within the time period and comply with the information requirements specified in articles 146.3 of the articles of association relating to shareholder nominations and the procedures set out in this Proxy Statement under the heading “Committees of the Board of Directors—Nominating & Governance Committee.” To be timely, a shareholder’s notice to the Company Secretary must be received at the registered office of the Company (a) in the case of the annual general meeting not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting; provided that in the event that the annual general meeting is called for a date that is prior to May 11, 2015 or after July 10, 2015, notice by the shareholder must be received at the registered office of the Company not later than the close of business on the 10th day following the day on which the 2015 annual general meeting is publicly announced or notice of the 2015 annual general meeting was mailed, whichever first occurs and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or publicly announced, whichever first occurs. Accordingly, to submit a nomination to the Board for consideration at our 2015 annual general meeting that is “timely” within the meaning of the Company’s articles of association, a shareholder must make certain notice of such nomination is

54

received by the Company Secretary no earlier than March 12, 2015 and no later than April 11, 2015. Any notice of nomination that is received after the dates specified above will be considered untimely. If the Company does not receive such notice of nomination between such dates, the notice will be considered untimely. Any shareholder who wishes to make a nomination should obtain a copy of the relevant section of the articles of association from the Company Secretary.

Proposals of shareholders intended to be included in the Company’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act at the 2015 annual general meeting must be received by us at our registered office addressed to the Company Secretary no later than December 15, 2014.

All proposals should be addressed to the Company Secretary, Endo International plc, 33 Fitzwilliam Square, Dublin 2, Ireland.

55

Endo International plc 33 Fitzwilliam Square Dublin 2 Ireland
endo.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER ANNUAL GENERAL MEETING TO BE HELD ON JUNE 10, 2014

The Proxy Statement for Annual General Meeting, 2013 Annual Report to Shareholders and Form 10-K are available at www.endo.com/investors/financial-reports.

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

By order of the Board of Directors,

Caroline B. Manogue
Executive Vice President,
Chief Legal Officer & Company Secretary

Dublin, Ireland

April 29, 2014

Endo International plc,

Registered Office: 33 Fitzwilliam Square, Dublin 2.

Registered in Ireland: number – 534814

Directors: Roger Hartley Kimmel (USA), Rajiv Kanishka Liyanaarchchie De Silva (USA), John Joseph Delucca (USA), Arthur Joseph Higgins (USA), Nancy June Hutson (USA), Michael Hyatt (USA), William Patrick Montague (USA), Jill Deborah Smith (USA), William Frederick Spengler (USA).

2014 ANNUAL GENERAL MEETING ADMISSION TICKET

ENDO INTERNATIONAL PLC

2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Tuesday, June 10, 2014

10:00 a.m. (Local Time)

ENDO INTERNATIONAL PLC

The Westbury Hotel

Grafton Street

Dublin 2, Ireland

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement, Annual Report and Endo Health Solutions Inc. Form 10-K are available at www.proxyvote.com.

M74218-P51837

ENDO INTERNATIONAL PLC

2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TUESDAY, JUNE 10, 2014 10:00 A.M. (LOCAL TIME)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned ordinary shareholder of Endo International plc, an Irish registered company, hereby (1) acknowledges receipt of the Notice of Annual General Meeting of Shareholders and accompanying Proxy Statement and (2) appoints Rajiv De Silva and Suketu P. Upadhyay, or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the ordinary shares of Endo International plc held of record by the undersigned at the close of business on April 15, 2014, at the Annual General Meeting of Shareholders to be held at The Westbury Hotel, Grafton Street, Dublin 2, Ireland, on June 10, 2014, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the reverse side)

VOTE BY INTERNET - www.proxyvote.com
ENDO INTERNATIONAL PLC 33 FITZWILLIAM SQUARE DUBLIN 2, IRELAND ATTN: CAROLINE MANOGUE

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, Form 10-K and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M74217-P51837	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ENDO INTERNATIONAL PLC

The Board of Directors recommends you vote “FOR” election of all of the following Directors to serve until the next Annual General Meeting of Shareholders or until their successors are duly elected and qualified:

1.	Election of Directors
		For	Against	Abstain			For	Against	Abstain
Nominees:

	1a. Roger H. Kimmel	☐	☐	☐		1h. Jill D. Smith	☐	☐	☐

	1b. Rajiv De Silva	☐	☐	☐		1i. William F. Spengler	☐	☐	☐

	1c. John J. Delucca	☐	☐	☐	The Board of Directors recommends you vote “FOR” the following proposals:

	1d. Arthur J. Higgins	☐	☐	☐	2.

To approve the appointment of Deloitte & Touche as the Company’s independent auditors for the year ending December 31, 2014 and to authorize the Audit Committee of the Board of Directors to determine the Auditors’ remuneration.

							☐	☐	☐
	1e. Nancy J. Hutson, Ph.D.	☐	☐	☐

	1f. Michael Hyatt	☐	☐	☐	3.	To approve, by advisory vote, named executive officer compensation.	☐	☐	☐

	1g. William P. Montague	☐	☐	☐	4.	To approve the Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in accordance with the instructions given hereon. If no instructions are given, this proxy will be voted “FOR” election of all the Directors, “FOR” Proposals 2, 3 and 4 and as said proxies deem advisable on such other matters as may properly come before the Annual General Meeting and any adjournment(s) or postponement(s) thereof.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date